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As filed with the Securities and Exchange Commission on March 4, 2008

File No. 333-147524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Third Wave Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1325639 (I.R.S. Employer Identification Number)

591 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 422-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barry S. Sternlicht
Chief Executive Officer
591 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 422-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000 (212) 909-6836—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 4, 2008

PRELIMINARY PROSPECTUS

Third Wave Acquisition Corp.

$350,000,000

35,000,000 Units

Third Wave Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic region, but we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries.

This is an initial public offering of our securities. We are offering 35,000,000 units. Each unit has an offering price of $10.00 and consists of:

  •
  one share of common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of the completion of our initial business combination and                           , 2009 [one year from the date of the consummation of this offering] and will expire on                           , 2013 [five years from the date of the consummation of this offering] or earlier upon redemption.

We have granted our underwriters a 30-day option to purchase up to 5,250,000 additional units solely to cover over-allotments, if any (over and above the 35,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

BSS Third Wave Investors LLC and Arrow Third Wave LLC, our sponsors, have agreed to purchase an aggregate of 7,800,000 warrants at a price of $1.00 per warrant ($7,800,000 in aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The sponsor warrants will have terms and provisions that are identical to the warrants comprising part of the units sold in this offering, except that, until after the consummation of our initial business combination, the sponsor warrants will be placed in escrow and (with the exception of transfers to permitted transferees) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor's permitted transferee.

In addition, prior to the closing of this offering, BSS Third Wave Investors LLC and Arrow Capital Management, LLC, an affiliate of Arrow Third Wave LLC, will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which they will place limit orders for up to an aggregate of $35,000,000 of our common stock commencing on the later of (1) two business days after we file a preliminary proxy statement relating to our initial business combination and (2) 60 calendar days after termination of the "restricted period" in connection with this offering under Regulation M, and ending on the business day immediately preceding the mailing date for proxy materials related to our initial business combination, or earlier in certain circumstances. Subject to applicable law, the limit orders will require BSS Third Wave Investors LLC and Arrow Capital Management, LLC to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by Deutsche Bank Securities Inc., BSS Third Wave Investors LLC and Arrow Capital Management LLC. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Our sponsors will be required to apply any portion of the $35,000,000 not used for open market purchases of common stock to the purchase of co-investment units from us, at a price of $10.00 per unit, immediately prior to the consummation of our initial business combination.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "TWV.U" on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters' over-allotment option, (2) its exercise in full and (3) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols "TWV" and "TWV.WS", respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See "Risk Factors" beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total (1)
Public Offering Price	$10.00	$350,000,000
Underwriting Discounts and Commissions (2)	$ 0.70	$ 24,500,000
Proceeds Before Expenses	$ 9.30	$325,500,000

(1)
The underwriters have an option to purchase up to an additional 5,250,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus, to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds before expenses will be $402,500,000, $28,175,000 and $374,325,000, respectively. See the section entitled "Underwriting" on page 137 of this prospectus.

(2)
Includes deferred underwriting discounts and commissions of 3.5% of the gross proceeds, or $0.35 per unit ($12,250,000 in aggregate), payable to the underwriters only upon consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to those units as to which the component shares have been converted to cash by public stockholders who voted against the business combination or extension period and exercised their conversion rights. See "Underwriting—Underwriting Discounts and Commissions."

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                           , 2008.

Deutsche Bank Securities

UBS Investment Bank        Bear, Stearns & Co. Inc.        Jefferies & Company

The date of this prospectus is                           , 2008.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

  •
  references to "we," "us," "our" or "our company" refer to Third Wave Acquisition Corp.;

  •
  references to our "founders" refer to our officers and directors who have purchased, either directly or through the sponsors, founder units;

  •
  references to our "sponsors" refers to BSS Third Wave Investors LLC, or "BSS Third Wave," which is owned by Messrs. Barry Sternlicht and Matthew Eby, and Arrow Third Wave LLC, or "Arrow Third Wave," which is owned by Messrs. Alexandre von Fürstenberg and Mal Serure;

  •
  references to our "sponsor warrants" refer to the 7,800,000 warrants to be purchased by BSS Third Wave and Arrow Third Wave in the private placement that will close immediately prior to the consummation of this offering at the price of $1.00 per warrant;

  •
  references to our "co-investment units" refer to up to $35,000,000 of units that BSS Third Wave and Arrow Third Wave may purchase from us for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by BSS Third Wave and Arrow Capital pursuant to the limit orders described in this prospectus;

  •
  references to "limit order shares" refer to the shares of our common stock to be purchased by BSS Third Wave and Arrow Capital pursuant to the limit orders described in this prospectus;

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  references to "Arrow Capital" refer to Arrow Capital Management, LLC, an affiliate of our sponsor, Arrow Third Wave LLC;

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  references to "business combination" refer to our acquisition of, or acquisition of control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination;

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  references to "public stockholders" refer to holders of common stock sold as part of the units in this offering or in the public market, including any founders, sponsors and Arrow Capital to the extent that they purchase or acquire such shares of common stock;

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  the term "target business" refers to an operating business or asset; and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that we will redeem 1,312,500 units of the 10,062,500 units issued in connection with our formation held by our founders for approximately $0.002 per unit.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

        We are a newly organized blank check company incorporated under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic region, but we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. We will focus primarily on industries and target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

        We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, Barry S. Sternlicht, and our other executive officers and directors. Mr. Sternlicht has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. In addition, the rest of our management team, consisting of Messrs. Matthew Eby, Alexandre von Fürstenberg, and Mal Serure, collectively have more than 30 years of total experience in sourcing, evaluating, structuring and executing investment opportunities in public and private businesses.

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business (or businesses) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount of the underwriters' deferred discount held in the trust account) at the time of the initial business combination. We will not consummate an initial business combination unless we acquire a controlling interest in the target company (meaning more than 50% of the voting securities of the target company). However, we could pursue an initial business combination in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. Additionally, we may seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination. If our initial business combination is structured as a capital stock exchange transaction or exchangeable share transaction, our board of directors will determine based on standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, whether the fair market value of the target business meets the 80% threshold. If our board of directors determines that the fair market value of the target business satisfies the 80% threshold, the exchange ratio of our capital stock for the capital stock of the target business will be determined based on the per share value of our capital stock and the capital stock of the target business. If we acquire a less than 100% interest in a target business, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in the trust account.

        If we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.85 per share of common stock held by them (or approximately $9.82 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on the trust account.

Business Strategy

        We have identified the following general criteria and guidelines that we believe are important, and which we will use in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

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  Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies or companies with speculative business plans.

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  Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

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  Our Ability to Add Value. We will seek to acquire target businesses where we believe we can add value by bringing resources to bear over and above a company's existing capabilities and non-core competencies. These resources include, but are not limited to, a vast network of contacts and business associates, strong structural and analytical capabilities, experience running a public company and an understanding of the public and private markets.

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  Strong Competitive Industry Position. We will seek to acquire target businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

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  Experienced Management Team. We will seek to acquire target businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the management team of a target business.

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  Diversified Customer and Supplier Base. We will seek to acquire target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

        We may enter into an initial business combination with a target business that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise result in stockholder value creation. For instance, our board of directors may determine to pursue a target business that has a valuable asset but is otherwise underperforming due to operational inefficiencies and inexperienced management, or a target business that is undergoing a turnaround but demonstrates strong prospects for future growth.

Competitive Advantages

        We believe that we have the following competitive advantages:

  •
  Management Expertise. Mr. Sternlicht, our Chairman and Chief Executive Officer, has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. Over the past 14 years, Mr. Sternlicht has structured more than 275 separate investment transactions with a cost basis of approximately $30 billion. These investments have been made in assets and operating companies across a variety of industries and asset classes, including real estate and lodging, structured finance, power transmission and generation, consumer products, luxury goods, intellectual property, and technology. Mr. Sternlicht is the founder, Chairman and Chief Executive Officer of Starwood Capital Group, a private investment firm primarily focused in the real estate, lodging and energy infrastructure sectors. In addition to its traditional real estate investment activities, Starwood Capital Group has recently formed Starwood Energy Partners and invests in power transmission distribution. Starwood's funds own interests in two of the nation's largest golf course operators, American Golf and Troon Golf.

    Mr. Sternlicht has been instrumental in the formation of three public companies including Equity Residential, Starwood Hotels & Resorts Worldwide, and iStar Financial Inc., formerly Starwood Financial. From its founding in 1995 through May 2005, Mr. Sternlicht was Chairman or Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. Mr. Sternlicht was the driving force behind the development of Starwood Hotels into one of the leading hotel and leisure companies in the world with more than 750 properties in 80 countries. During that time, he transformed Starwood Hotels from a bankrupt shell entity valued at $7 million to a global industry leader with over $20 billion of enterprise value. He was the active leader in the development of the St. Regis and W Hotel brands and product innovations such as the Heavenly Bed and Bath. Currently, he is developing the Crillon, the One (1), and Baccarat brands in the luxury hotel and resort space.

    Alexandre von Fürstenberg and Mal Serure serve as Co-Managing Members of Arrow Capital Management, LLC, which manages, through various partnerships, approximately $500 million of assets invested primarily in public equity securities in the United States, Europe and Asia. Arrow Capital Management, LLC currently has eight employees, with offices in New York and Los Angeles.

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  Established Deal Sourcing Network. We believe that Mr. Sternlicht's experience as a chief executive officer of a Fortune 500 company for 10 years may provide us with proprietary deal flow opportunities. We intend to capitalize on the diverse deal-sourcing opportunities that we believe our management team and board of directors bring to us as a result of their investment experience, track record and extensive network of relationships.

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  Disciplined Acquisition Approach. Our management will use the same disciplined approach in acquiring target businesses on our behalf as they have used in connection with their previous investments. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

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  focusing on companies with leading market positions and strong cash flow;

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  engaging in extensive due diligence from the perspective of a long-term investor;

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  investing at low price to cash flow multiples; and

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  seeking companies that would benefit from obtaining a public company status.

Conflicts of Interest; Allocation of Business Combination Opportunities

        In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, 24 months after the consummation of this offering and such time as he ceases to be an officer or director, to present to us (subject to any pre-existing fiduciary or contractual obligations he may have) for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target business or through other means) in a company that is not publicly traded on a stock exchange or over-the-counter market with an enterprise value of $280 million or higher; however, because we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries, our founders will not be required to present to us any such business opportunity. Decisions by us to pursue a particular business opportunity will be made by our board of directors. In accordance with our related person transactions policy and Delaware law, our officers and directors are required to disclose any interest with respect to any transaction involving us. Based on such information and such other information that our board of directors deems appropriate for purposes of evaluating such interest, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one of our directors has a conflict of interest with respect to a business opportunity, the disinterested members of our board of directors will determine whether or not to pursue such business opportunity. If none of our directors are disinterested with respect to a business opportunity, we will not pursue such business opportunity. In addition, the agreement by our officers and directors to present to us certain business opportunities does not impose a time limitation on our board of directors' consideration of such business opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms. Further, the terms on which a particular business opportunity are presented to us may differ from those on which such business opportunity are presented to other entities. In evaluating any business opportunity, our board of directors will devote such time as it determines necessary to properly discharge its fiduciary duties.

        While we intend to capitalize on our founders' business contacts and relationships, we will not acquire potential acquisition candidates from any affiliate of our founders, including Starwood Capital Group and Arrow Capital and their respective investment funds. In addition, such affiliates will not serve as a source of financing for us. For more information regarding sources of potential acquisition candidates, see "Proposed Business—Consummating a Business Combination—Sources of target business."

        We will not enter into our initial business combination with any entity in which any of our officers, directors or their respective affiliates has a direct equity interest or invest alongside any of our directors or officers or an affiliate of ours or of any of our directors or officers. Following our initial business combination, we will not be subject to the same limitations. We may enter into our initial business combination with a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest. In the event we are considering a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest, such transactions will be approved by the disinterested members of our board of directors.

        For more information regarding conflicts of interest of our officers and directors, see "Management—Conflicts of Interest."

        Our principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and our telephone number is (203) 422-7700.

The Offering

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section below entitled "Risk Factors" beginning on page 26 of this prospectus.

Securities offered	35,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
We intend for the units to begin trading on or promptly after the effective date of the registration statement of which this prospectus forms a part. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters' over-allotment option, (2) its exercise in full and (3) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three or four business days after the date of this prospectus. If the underwriters' over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters' over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing. See "Where You Can Find Additional Information" on page 142.
Common stock:
Number outstanding before this offering and the private placement	10,062,500 shares (1)
Number to be outstanding after this offering and the private placement	43,750,000 shares
Warrants:
Number outstanding before this offering and the private placement	10,062,500 warrants (1)
Number to be outstanding after this offering and the private placement	51,550,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$7.00 per warrant, subject to adjustment.
Exercise period
The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants and a current prospectus is available. The warrants will become exercisable on the later of:
• the completion of our initial business combination, and
• , 2009 [one year from the date of the consummation of this offering].

(1)
Includes 1,312,500 shares or warrants, as applicable, subject to redemption to the extent the underwriters' over-allotment option is not exercised.

The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of the consummation of this offering] or earlier upon redemption.

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, to the extent warrants are exercised for cash, the warrant exercise price will be paid directly to us and not placed in the trust account.
Cashless exercise
The warrants will be exercisable, at the holder's option, by paying the exercise price in cash or on a "cashless basis," whereby the holder of warrants will pay the exercise price by surrendering the holder's warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of each warrant and the "fair market value" by (y) the fair market value; provided that, if the resulting quotient contains a fraction, such quotient will be rounded down to the nearest whole number. The "fair market value" means the average reported or quoted last sale price of a share of common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued.
Redemption	At any time after the warrants become exercisable, we may redeem the outstanding warrants (other than the sponsor warrants and the warrants included in the founder units):
	•	in whole and not in part,
	•	at a price of $0.01 per warrant,
	•	upon a minimum of 30 days prior written notice of redemption, and
•
if, and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, which we refer to as the measurement period.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date scheduled for redemption.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise its warrants prior to the date scheduled for redemption.
Founders' initial investment
On November 13, 2007, we sold 10,062,500 units, which we refer to as founder units, for an aggregate purchase price of $25,000, or approximately $0.002 per unit, to our founders other than Mr. David Chu, one of our directors. In connection with Mr. Chu's service on our board of directors, on February 13, 2008, our sponsors transferred a total of 50,312 founder units to Mr. Chu at the original issue price of approximately $0.002 per unit. The founder units and the common stock and warrants comprising them, which we refer to as founder shares and founder warrants, respectively, will be identical to the units offered by this prospectus and the common stock and warrants comprising them, except that:
•
our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering;
	•	our founders will not be able to exercise conversion rights (as described below) with respect to their founder shares;
	•	our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founder shares if we fail to consummate our initial business combination;

•
the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;
•
our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions for estate planning purposes, with recipients of such transferred securities being referred to as permitted transferees) until 180 days after we consummate our initial business combination, after which time they will be entitled to registration rights pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering, which we refer to as the registration rights agreement; and
	•	except as described below, the founder warrants will not be redeemable by us so long as they are held by a founder or a founder's permitted transferee.

Up to 1,312,500 of these founder units will be mandatorily redeemed by us at the original issue price of approximately $0.002 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them, such that the founder units will represent 20% of the outstanding units after the completion of this offering.
The founder warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.
Sponsor warrants
BSS Third Wave and Arrow Third Wave have agreed to purchase an aggregate of 7,800,000 sponsor warrants directly from us in a private placement immediately prior to the consummation of this offering at the price of $1.00 per warrant for a total of $7,800,000. The sponsor warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $7,800,000 purchase price of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of the trust account and the sponsor warrants will expire worthless.

The sponsor warrants will have terms and provisions that are identical to the warrants comprising part of the units sold in this offering, except that, until after the consummation of our initial business combination, the sponsor warrants will be placed in escrow and (with the exception of transfers to permitted transferees) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor's permitted transferee. The sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to the registration rights agreement.
The sponsor warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.
Limit order program; co-investment units
Prior to the closing of this offering, BSS Third Wave and Arrow Capital will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Exchange Act pursuant to which they will place limit orders for up to an aggregate of $35,000,000 of our common stock commencing on the later of (1) two business days after we file a preliminary proxy statement relating to our initial business combination and (2) 60 calendar days after termination of the "restricted period" in connection with this offering under Regulation M, and ending on the business day immediately preceding the mailing date for proxy materials related to our initial business combination, or earlier in certain circumstances. Subject to applicable law, the limit orders will require BSS Third Wave and Arrow Capital to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by Deutsche Bank Securities Inc., BSS Third Wave and Arrow Capital. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. BSS Third Wave and Arrow Capital will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, BSS Third Wave and Arrow Capital may be able to influence the outcome of our business combination or a proposed extension. BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but they will participate in any liquidation distribution with respect to such shares. BSS Third Wave and Arrow Capital will agree not to sell or transfer any shares of common stock purchased by them pursuant to this agreement until 180 days after we have completed an initial business combination (subject to certain limited exceptions for estate planning purposes), after which time they will be entitled to registration rights pursuant to the registration rights agreement.

The business purpose of the limit order program is to provide liquidity in the market for our shares in the period prior to the stockholders meeting to approve our business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares at the meeting to sell their shares to BSS Third Wave and Arrow Capital in advance of the meeting. This may make it easier for us to consummate our business combination because BSS Third Wave and Arrow Capital will agree to vote any shares they acquire in favor of the business combination, but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 40% of the shares sold in this offering exercise their conversion rights (calculated on a cumulative basis as described in this prospectus).

Our sponsors will be required to apply any portion of the $35,000,000 not used for open market purchases of common stock to the purchase of co-investment units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

The co-investment units will be identical to the units sold in this offering, except that, with the exception of transfers to permitted transferees, the co-investment units, shares and warrants may not be transferred, assigned or sold, and in the case of the co-investment warrants, exercised, until 180 days after the completion of our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement. In addition, the co-investment warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor's permitted transferee.
The co-investment warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.
Proposed AMEX symbols for our:
Units	"TWV.U"
Common stock	"TWV"
Warrants	"TWV.WS"
Offering proceeds to be held in trust
Of the proceeds of this offering, $344,750,000 ($9.85 per unit), which includes deferred underwriting discounts and commissions of $12,250,000 ($0.35 per unit), plus the proceeds from our private placement of sponsor warrants of $7,800,000 ($0.22 per unit), will be placed in a trust account at Deutsche Bank Trust Company Americas, maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the placement of deferred underwriting discounts and commissions and the purchase price of the sponsor warrants in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate the trust account prior to the consummation of our initial business combination. The proceeds held in trust will not be released until the earlier of the consummation of our initial business combination and our liquidation, except to satisfy shareholder conversion rights in connection with an extension vote as described in this prospectus. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to consummate a business combination; provided, however, that to the extent the funds in the trust account earn interest or we are deemed to have earned income thereon, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, and we will be permitted to seek disbursements of net interest income up to an aggregate of $5,950,000 for expenses and, if necessary, up to an additional $50,000 for costs and expenses of liquidation. The $50,000 initially not held in the trust account will be used for expenses. The underwriters have agreed to defer $12,250,000 of the underwriting discounts and commissions, equal to 3.5% of the gross proceeds of the 35,000,000 units being offered to the public, until the consummation of our initial business combination. Upon the consummation of our initial business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account.

The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $12,250,000 of deferred underwriting discounts and commissions held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.
Limited payments to our founders
A portion of the funds not held in the trust account, including up to $5,950,000 in interest earned on the amounts held in the trust account, will be used to repay a loan made to us by our sponsors to cover offering related expenses. Prior to the completion of our initial business combination, there will be no fees or cash payments made to our founders other than:
	•	Repayment of a $200,000 loan bearing interest at an annual rate of 4.25% compounded semi-annually, made by our sponsors to cover offering expenses and other start-up costs; and
	•	Payment of $10,000 per month to J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, for office space and administrative services.
Amounts held in the trust account that will be released to us upon consummation of our initial business combination	All amounts held in the trust account that are not:
	•	distributed to public stockholders who exercise conversion rights (as described below),
	•	released to us as interest income,

• used to pay any income taxes on the interest earned on the funds held in the trust account, or
• payable to the underwriters for deferred discounts and commissions will be released to us upon the consummation of our initial business combination.

Funds released from the trust account to us can be used to pay all or a portion of the purchase price of our initial business combination. If our initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or the financing of other acquisitions, or working capital.
Certificate of incorporation; obligations to our stockholders
Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions may only be amended with the unanimous consent of our stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders are entitled to vote the founder shares in any manner as they may determine in their sole discretion. Among other things, these provisions include a restriction that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.

Stockholders must approve business combination
We are required to and will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months from the date of the consummation of this offering in order to complete our initial business combination, our founders have agreed to vote their founder shares in the same manner in which the majority of the shares of common stock are voted by the public stockholders. BSS Third Wave and Arrow Capital will agree to vote all limit order shares in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination.

In the event that our founders purchase any units or shares of our common stock in the aftermarket (other than limit order shares), we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 36 months. Accordingly, the purchase of any units or shares of our common stock in the aftermarket could allow our founders to have an influence on a stockholder vote to approve a business combination or extension period. Factors that would be considered by our founders in deciding to make such purchases would include consideration of the then-current trading price of our units and shares of common stock.

Upon the completion of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of a national securities exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We will proceed with a business combination only if, in addition to any other vote of our stockholders required by applicable law, a majority of the votes cast by holders of our common stock issued in this offering are voted in favor of the business combination and a majority of the outstanding shares of our common stock entitled to vote are voted in favor of an amendment to our amended and restated certificate of incorporation to permit our perpetual existence; provided that public stockholders owning less than 40% of our outstanding shares of common stock sold in this offering both exercise their conversion rights on a cumulative basis, including shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote to approve our initial business combination and vote against the proposed business combination or the extended period (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). We will not propose a business combination to our stockholders that is conditioned on less than 40% of the public stockholders exercising their conversion rights on a cumulative basis, including shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote to approve our initial business combination.
Possible extension of time to consummate a business combination to up to 36 months
Unlike other blank check companies, if we have entered into a definitive agreement relating to an initial business combination within 24 months following the consummation of this offering and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek up to a 12-month extension to complete our initial business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of the majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension.

Public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of the trust account (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). In such event, if we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to 12 months in which to complete our initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 36 months following the consummation of this offering.
A stockholder's election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

If, following approval of the extension, at the end of the extended period of up to 36 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.
Conditions to consummating our initial business combination
We must acquire one or more target businesses that have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount of the underwriter's deferred discount held in the trust account) at the time of the initial business combination. In addition, after the initial business combination, we must be the controlling shareholder of the target business, although we could issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

We will not enter into our initial business combination with any entity in which any of our officers or directors or their respective affiliates has a direct equity interest or invest alongside any of our directors or officers or an affiliate of ours or of any of our directors or officers. Following our initial business combination, we will not be subject to the same limitations. We may enter into our initial business combination with a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest. In the event we are considering a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest, such transactions will be approved by the disinterested members of our board of directors.

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of the target business or businesses, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination.
Conversion rights for stockholders voting to reject a business combination or an extension of our corporate existence and the time period within which we must complete our initial business combination
If our initial business combination is approved and consummated or an extension period is approved, public stockholders voting against our initial business combination or an extension period will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discounts and commissions, net of (1) interest amounts previously distributed to us, up to a maximum of $5,950,000, and (2) income taxes payable on the interest income earned on the trust account. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our initial business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote required to approve an extension period or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extension and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to it some of their shares). By limiting a stockholder's ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction or against an extension.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless:
•
the public stockholder votes against our initial business combination or an extension of our corporate existence and, accordingly, the time period within which we must complete our initial business combination;

•	the initial business combination is approved and completed or the extension is approved; and
•
the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or the proposed extension and provides physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination or the extension.

The foregoing is different from the procedures used by many blank check companies. For more information regarding such differences, see "Proposed Business—Consummating a Business Combination—Procedures required by investors for conversion."

We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder's election to convert and physical or electronic delivery of its stock certificate. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $158,164,990 (assuming the over-allotment option is exercised in full and the conversion of the maximum of up to 16,099,999 of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to approximately 39.99% of our shares voting against our initial business combination, on a cumulative basis with shares converted as part of the stockholder vote to extend our corporate existence and, accordingly, the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. The initial per-share conversion price is approximately $9.85 per share (or approximately $9.82 per share if the underwriters exercise their over-allotment option in full).

BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to limit order shares as they have agreed to vote such shares in favor our initial business combination.
Dissolution and liquidation if no business combination
If we have not consummated a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law.

Under Section 281(b), the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. In accordance with Delaware law, we can only make liquidation payments to our public stockholders from the trust account after we have made payment or provision for payment with respect to these claims. While we intend to pay such amounts, if any, from the $5,950,000 of interest income earned on the trust account available to us for expenses, we cannot assure you those funds will be sufficient to pay or provide for all claims of creditors. Although we will seek to have all third parties such as vendors, service providers and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements.

Our sponsors have agreed to be jointly and severally liable to us if and to the extent any claims by a vendor or a service provider for services rendered or products sold to us or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, which we refer to as the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, our sponsors will only be liable to the extent necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

We cannot assure you that our sponsors will be able to satisfy their obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $10.00.

Our founders have waived their right to receive distributions upon our dissolution and liquidation prior to our initial business combination with respect to their 10,062,500 founder shares, but BSS Third Wave and Arrow Capital will participate in any liquidation distribution with respect to any limit order shares. In addition, the underwriters have agreed to waive their rights to $12,250,000, or $14,087,500 if the underwriters' over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the consummation of our initial business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of warrants will terminate upon our liquidation.

We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $75,000 from our remaining assets outside of the trust account. We expect that the $5,950,000 of interest income earned on the trust account available to us for expenses will be sufficient to pay all costs and expenses associated with implementing our plan of distribution. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

Escrow of founder units, sponsor warrants, limit order shares and co-investment units
On the effective date of the registration statement, all of our founders will place their respective founder units into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent, and on the date of the consummation of this offering, our sponsors will place their respective sponsor warrants in such escrow account. Upon the purchase of limit order shares and co-investment units, if any, our sponsors and Arrow Capital will place their respective limit order shares and co-investment units into such escrow account. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and except for up to 1,312,500 founder units that may be redeemed by us at cost if the underwriters do not exercise their over-allotment option, the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the founder units, limit order shares and co-investment units will not be transferable until 180 days after the consummation of our initial business combination, at which respective times such securities will be released from escrow. Our sponsors may not transfer interests in themselves prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to immediate family of the controlling persons of our sponsors and trusts for estate planning purposes). If we engage in a transaction after the consummation of our initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the founder units, limit order shares and co-investment units will no longer apply.

Risks

        In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 26 of this prospectus. Some of our other risks include the following:

  •
  We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective, which is to consummate a business combination.

  •
  Our founders have conflicts of interest, including their ownership of shares of our common stock that will not participate in a liquidation of the trust account and affiliations with entities that are engaged in business activities similar to those intended to be conducted by us, and these conflicts of interest may affect whether we pursue a specific target business or consummate a business combination.

  •
  If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive less than $9.85 per share (which may be reduced further if third parties bring claims against us) and our warrants will expire worthless.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective, which is to consummate a business combination.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or operating income until, at the earliest, after the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, we have until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering to consummate a business combination. We may not be able to find a suitable target business within the required time frame.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

        We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We will liquidate if we do not consummate a business combination.

        Pursuant to our amended and restated certificate of incorporation, we will have 24 months in which to consummate a business combination. If we have entered into a definitive agreement with respect to an initial business combination within 24 months following the consummation of this offering and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to extend our corporate existence and, accordingly, the period of time to consummate our initial business combination by up to 12 months. In such case, we will present such proposal to our stockholders. Our corporate existence and the time period in which we must complete our initial business combination will not be extended unless (1) a majority of our outstanding shares of common stock entitled to vote are voted to approve the extension and (2) conversion rights are exercised with respect to less than 40% of the shares sold in this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We view our obligation to liquidate as an obligation to our stockholders. Thus, without the affirmative vote cast at a meeting of stockholders of all of the common stock issued in this offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination or pursuant to a stockholder vote following our entry into a definitive agreement. We will pay the costs of liquidation, which we currently estimate to be up to $75,000, from our remaining assets outside of the trust account; however, we may request that the trustee release to us an additional amount of up to $50,000 of accrued interest to pay the costs of liquidation.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us or upon the approval of an extension period which the stockholder voted against. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend our corporate existence and, accordingly, the date before which we must complete an initial business combination to up to 36 months. As a result, the funds may be held in the trust account for up to three years.

        Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend our corporate existence and, accordingly, the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 36 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Without the option of extending to up to 36 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 36 months is approved by our stockholders as described in this prospectus, we will have up to an additional 12 months beyond the 24-month period within which to complete our initial business combination. As a result we may be able to hold the funds in the trust account for 36 months and thus delay the receipt by you of the funds from the trust account on liquidation.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.85 per share and our warrants will expire worthless.

        We must consummate a business combination having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus)

following the consummation of this offering. If we are unable to consummate a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $9.85 because of claims of creditors not paid out of the $5,950,000 of interest income available to us or otherwise satisfied by the indemnification provided by our sponsors. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsors) approximately $9.85 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for expenses), which includes $12,250,000 ($0.35 per unit) of deferred underwriting discounts and commissions and $7,800,000 ($0.22 per unit) of the purchase price of the sponsor warrants. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of the trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled "Proposed Business—Consummating a Business Combination—Liquidation if no business combination."

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), we may not be able to consummate a business combination.

        We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $5,950,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. However, our estimates may not be accurate. The $50,000 initially not held in the trust account will be used for expenses. We could use a portion of the funds not being placed in trust or distributed from the trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, "reverse termination fee" (a provision in a merger agreement that requires a payment to the target company if the financing for an acquisition is not obtained), or to fund a "no-shop" provision (a provision in letters of intent designed to keep a target business from "shopping" around for transactions with others on terms more favorable to such target business) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse termination fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. In such event, we would need to obtain additional funds from our founders or another source to continue operations.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) before receiving liquidation distributions.

        We have until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering to consummate a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then to investors who exercise conversion rights with respect to such shares, as described below in "Proposed Business—Consummating a Business Combination—Conversion rights." Only after the expiration of this 24-month (or 36-month) period will public stockholders be entitled to liquidation distributions if we are unable to consummate a business combination. Accordingly, investors' funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

        We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

        Holders of our warrants will be able to exercise the warrants only if a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement between us and American Stock Transfer & Trust Company, as warrant agent, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we may not be able to do so, and if we do not do so, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the units.

        In addition, we have agreed to use our best efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Although historically blank check companies have used a 20% threshold for conversion rights, we allow public stockholders owning up to approximately 39.99% of the shares of common stock sold in this offering to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

        We will consummate the initial business combination only if the following three conditions are met: (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the outstanding shares of common stock voted by our public stockholders are voted in favor of the business combination, and (3) public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

        When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete our business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following a business combination and the market price of the common stock may be less than the per-share conversion price.

We will require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights. In addition, stockholders who tender their shares for conversion will be unable to transfer their shares until their shares are converted to cash or returned.

        In connection with tendering their shares for conversion, we will require public stockholders to elect either to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using The Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which a stockholder holds its shares. If a public stockholder holds its shares electronically and elects to tender physical shares, in order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, such stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. Additionally, we will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders' election to convert their shares will be irrevocable.

Certain terms of this offering may minimize conversions and avoid rejection of our initial business combination.

        BSS Third Wave and Arrow Capital will be required to purchase up to an aggregate of $35,000,000 of our common stock pursuant to limit order agreements, as described in this prospectus. The purchase of limit order shares, together with our required conversion procedures, our conversion threshold of 40%, and our limitations on conversions by stockholders or "groups" owning more than 10% of the shares of common stock included in the units sold in this offering, may minimize conversions and make it easier for us to consummate our initial business combination.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of the extended period, if applicable, and a business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of a busines combination, it is also consummated. Such holder must both vote against such business combination and then exercise its conversion rights to receive a pro rata share of the trust account. We allow public stockholders owning up to approximately 39.99% of the shares of common stock sold in this offering to, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger number of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. See "Proposed Business—Consummating a business combination—Liquidation if no business combination."

        Because we will not be complying with procedures set forth in Section 280 of the Delaware General Corporation Law, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers that we engage after the closing of this offering (such as accountants, lawyers and investment bankers) and potential target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidation distribution is limited to the lesser of such stockholder's pro rata share and the amount distributed to the stockholder. We may not properly assess all claims that may be potentially brought against us, and therefore, our stockholders could potentially be liable for any claims to the extent of liquidation distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of the date of such liquidation distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

We cannot predict with certainty the extent to which the funds held in the trust account will be available for distribution to our public stockholders in the event that our corporate existence ceases and we wind up our affairs and liquidate.

        We cannot predict with certainty: (1) actual or potential claims or lawsuits that may be brought against us; (2) what waiver agreements, if any, we will be able to obtain from vendors, service providers and target businesses; (3) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; or (4) the ability of our management to ensure that the proceeds held in the trust account are not reduced by claims of vendors, service providers or prospective target businesses. To the extent we are required to make payments in respect of or provide for any such claims, lawsuits, expenses or other costs, the amount of funds held in the trust account for payment to our public stockholders will be reduced.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution may be less than $9.85 per share.

        Our placing of funds in trust may not protect those funds from third-party claims against us. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. See "Proposed Business—Consummating a business combination—Liquidation if no business combination."

        Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.85 per share held in the trust account due to claims of such creditors. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders the liquidation amounts due them.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

        Under our amended and restated certificate of incorporation and the indemnification agreements we will enter into with each of our officers and directors, we will agree to indemnify our officers and directors against a variety of expenses (including attorneys' fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation or such indemnification agreements, the amount of the money in the trust account may be reduced.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.

        Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we consummate a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

There may be tax consequences associated with our acquisition, holding and disposition of a target business.

        We may incur significant taxes in connection with effecting acquisitions of, holding, receiving payments from, operating, and disposing of, target businesses.

Because any target business with which we attempt to consummate a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

        In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements that are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements that have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Limited information is available for privately held target companies.

        In accordance with our acquisition strategy, we may seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we may be required to rely on the ability of our founders to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Because of the significant competition for business combination opportunities from similarly structured blank check companies, it may be difficult for us to consummate a business combination.

        Based on publicly available information, as of February 1, 2008, 151 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 45 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another seven will be or have been liquidated. The remaining 74 blank check companies have approximately $13.5 billion in trust and are seeking to consummate business combinations. There are 69 blank check companies that have filed registration statements and are seeking to complete initial public offerings with potentially $12.4 billion in trust.

        While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we may not be able to effectuate a business combination within the required time period. Further, the fact that only 70 of such companies have either consummated a business combination or entered into a definitive agreement or letter of intent for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

Because of our limited resources and the significant competition for business combination opportunities from other entities having a business objective similar to ours, it may be difficult for us to consummate a business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target business. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target businesses. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

        We may not be able to successfully compete for an attractive business combination. Additionally, because of this competition, we may not be able to effectuate a business combination within the prescribed time period.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target business, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rules.

Because we have not yet selected a particular industry or any target business with which to consummate a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        Subject to limitations described below regarding target businesses engaged in the real estate, lodging and/or hospitality, energy or infrastructure industries, we intend to consummate a business combination with a company in any industry or geographic region we choose that we believe will provide significant opportunities for growth and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although we will evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect.

        Additionally, an investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitations that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses, but we will not consider any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries.

We will not consider any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. These restrictions limit the target businesses we may pursue.

        We will not consider any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. We have restricted our industry focus because existing investment funds of Starwood Capital Group have been formed for the purpose of targeting investment opportunities in such industries. Such real estate, lodging or hospitality opportunities could include but are not limited to interests in developable land, golf courses, hotels, apartment or condominium buildings, office, retail, industrial or mixed use properties; opportunities in the energy industry could include but are not limited to interests in electric transmission and distribution, natural gas storage and pipeline, or power-generation assets; and infrastructure investment opportunities could include but are not limited to interests in toll roads, turnpikes, roadways, ports, or other assets or businesses that provide basic services. This exclusion also includes management or brokerage companies related to the operations of target businesses in these industries. These restrictions limit the target businesses we may pursue and could adversely affect our ability to consummate a business combination within the prescribed time frame.

We may issue shares of our capital stock to consummate a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and after giving effect to our redemption of 1,312,500 units from our founders), there will be 54,700,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no current commitment to do so, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of our stockholders;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Consummating a Business Combination—Selection of a target business and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our leverage and financial condition.

        Although we have no current commitment to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

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  default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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  covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

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  our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our investments in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner's financial condition and disputes between us and our partners.

        We may in the future co-invest with third parties through partnerships or joint investment in an target business or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar target businesses as us and we may be in competition with them for such target businesses. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-

party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation. In addition, if we were to partner with other entities to acquire a target business, it may result in us reporting a minority interest or equity position related to such target business in our financial statements, which could dilute our earnings.

Our ability to successfully consummate a business combination and to be successful thereafter will be totally dependent upon the efforts of Barry S. Sternlicht, our Chairman of the Board of Directors and Chief Executive Officer, and our other officers and directors, some or all of whom may not continue with us following a business combination.

        Our ability to successfully consummate a business combination is dependent upon the efforts of Barry S. Sternlicht, our Chairman of the Board of Directors and Chief Executive Officer, and our other directors and officers. We expect Mr. Sternlicht will devote as much of his time as he deems necessary to our business prior to the consummation of our initial business combination. We expect that Mr. Sternlicht will devote less time to our business following our initial business combination. Our officers may not be able to devote either sufficient time, effort or attention to us when we need it. The amount of time that an officer or director will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process. In addition, we do not have any agreement with Mr. Sternlicht obligating him to devote any specific number of hours to our affairs, and none of our current officers will have entered into employment or consultant agreements with us prior to our initial business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following our initial business combination, some or all of the management associated with a target business may also remain in place.

        In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business's management and negotiate as part of the business combination that our officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination.

Our officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide them with compensation following a business combination and as a result, may cause them to have a conflict of interest in determining whether a particular business combination is the most advantageous.

        Our officers may be able to remain with the combined company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide them with compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of our officers may influence their motivation in identifying and selecting a target business. However, we believe the ability of our officers to remain with the combined company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that our officers will remain with the combined company after the consummation of a business combination. They may not remain in a senior management or advisory position with the combined company. The determination as to whether our officers will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of any acquired company may resign upon consummation of a business combination.

        The role of an acquired company's key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquired company's management team will remain associated with the combined company following a business combination, it is possible that members of the management of an acquired company will not wish to remain in place. If not, then we will be unable to rely on the experience of the target's management team, and the results of the combined company may suffer.

We may have only limited ability to evaluate the management of the target business.

        While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

Our officers and directors may allocate substantial amounts of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create conflicts of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our officers and directors are currently employed by or affiliated with other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, such requirements could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. These conflicts may not be resolved in our favor.

We may enter into an initial business combination with a target business in which one of our officers, directors or their respective affiliates owns an indirect equity interest and, therefore, such officer or director would have a conflict of interest in determining to pursue such business combination.

        We may enter into an initial business combination with a target business in which one of our officers, directors or their respective affiliates owns an indirect equity interest. Accordingly, such officer or director would have economic interests that differ from, and that may not be aligned with, those of our public stockholders. As a result, such officer or director would have a conflict of interest when determining to pursue such business combination, and we may choose a target business that is not in the best interests of our stockholders.

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company, except for Messrs. Sternlicht and Chu. Mr. Sternlicht is a director of Granahan McCourt Acquisition Corporation, a blank check company formed on July 10, 2006 for the purpose of acquiring, or acquiring control of, a target business in the telecommunications and media industries. Mr. Chu is Chairman of the Board and Chief Executive Officer of International Brands Management Group Ltd., a blank check company formed on November 6, 2007 for the purpose of effecting a business combination with a target business in the consumer-oriented sector. International Brands Management Group Ltd. is not limited to the consumer-oriented sector, and may effect a business combination with a target business in any industry. Our officers and directors may in the future become affiliated with additional entities, including other blank check companies that may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. These conflicts may not be resolved in our favor. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see the section entitled "Management—Directors and Officers" and "Management—Conflicts of interest."

Because our founders currently own shares of our common stock that will not participate in the liquidation of the trust account and that were acquired at a lower average cost than our public stockholders, a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

        Our founders own units that were issued prior to this offering, but have waived their respective rights to participate in any liquidation distribution with respect to the shares of common stock comprising such units if we are unable to consummate a business combination. Additionally, our sponsors have agreed to purchase an aggregate of 7,800,000 warrants directly from us in a private placement transaction immediately prior to the consummation of this offering at a purchase price of $1.00 per warrant for a total purchase price of $7,800,000. The units acquired prior to this offering and any warrants owned by our founders will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers' discretion, and the discretion of our directors, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

        In addition, our founders have acquired their securities at a lower average cost than our public stockholders. As a result, the goals and motivations of our founders in selecting and structuring a business combination may differ from those of our public stockholders.

The requirement that we consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering may give potential target businesses leverage over us in negotiating a business combination, which may permit potential target businesses to extract concessions from us that an operating company or private equity investor would be unwilling to make.

        We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the amount in the trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business, and such target businesses may use this leverage to extract concessions from us that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following the consummation of this offering. This risk will increase as we get closer to the time limit referenced above.

The requirement that we consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

        Each of our founders may receive reimbursement for out-of-pocket expenses incurred by such individual in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we consummate a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors may have an incentive to approve and consummate a business combination that may not be in the best interest of our stockholders.

None of our officers or directors has ever been associated with a blank check company, except Mr. Sternlicht is a director of Granahan McCourt Acquisition Corporation and Mr. Chu is Chairman of the Board and Chief Executive Officer of International Brands Management Group, Ltd., and such lack of experience could adversely affect our ability to consummate a business combination.

        None of our officers or directors has ever been associated with a blank check company, except Mr. Sternlicht is a director of Granahan McCourt Acquisition Corporation and Mr. Chu is Chairman of the Board and Chief Executive Officer of International Brands Management Group, Ltd. Accordingly, you may not have sufficient information with which to evaluate the ability of our officers and directors to identify and consummate a business combination using the proceeds of this offering. Our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate the trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the "penny stock" rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to the transaction prior to sale;

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  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure documents before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

        The net proceeds from this offering and the private placement (excluding the $12,250,000 held in the trust account representing deferred underwriting discounts and commissions) will provide us with approximately $332,500,000, which will be held in trust and may be used by us to consummate a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several target businesses at the same time. However, should our management elect to pursue the acquisition of more than one target business simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, because our initial business combination may entail the simultaneous acquisitions of several target businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their target business will be contingent upon the simultaneous closings of the other acquisitions.

We will depend on interest earned on the trust account balance to fund a portion of our search for a target business or businesses and to complete our initial business combination.

        Of the net proceeds of this offering, $50,000 will be available to us initially outside the trust account to fund our expenses. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional funds for expenses in connection with identifying one or more target businesses and to complete our initial business combination. While we are entitled to have released to us from the trust account for such purposes interest income, net of income taxes on such interest, of up to a maximum of $5,950,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment, or fund a "no-shop" provision or a "reverse termination fee" with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of funds available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. Accordingly, we would need to obtain additional funds from our founders or another source to continue operations, or we may be forced to liquidate. Other than our sponsors' obligation to purchase the co-investment units, none of our founders is required to provide any additional financing to us.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the private placements prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target business, or the obligation to convert into cash up to approximately 39.99% of our shares of common stock from stockholders that vote against a proposed business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering), we will be required to seek additional financing such as debt, equity or co-investment with other investors. Additional financing may not be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, if we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in the potential loss of a portion of your investment. If we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. Other than our sponsors' obligation to purchase the co-investment units, none of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see "Proposed Business—Consummating a Business Combination—Liquidation if no business combination."

Our founders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). Specifically, upon consummation of this offering, Mr. Sternlicht will beneficially own 14.7% of our issued and outstanding common stock, Messrs. Serure and von Fürsternberg will each beneficially own 4.9% of our issued and outstanding common stock, and each of Messrs. Chu, Ludwig, South and Zelnick will beneficially own 0.1% of our issued and outstanding common stock. Our founders' ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow our founders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our founders and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

        None of our founders currently intends to purchase additional units in this offering. In the future, however, the founders may decide, for financial or other reasons, to purchase our securities in the open market or in private transactions in compliance with our insider trading policy. Other than the obligation to purchase the limit order shares and the co-investment units, any decision by our founders to purchase additional securities in the open market or private transactions will be based on the trading price of the securities and a determination that the purchase represents an attractive investment opportunity. Except with respect to the limit order shares, our founders may vote any shares of common stock they acquire following this offering in any manner they choose, at their sole discretion. In the event that our founders purchase any units or shares of our common stock in the aftermarket (other than limit order shares), we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination and in favor of an extension of our corporate existence to up to 36 months. Accordingly, the purchase of any such additional units or shares of common stock could allow our founders to have an influence on a stockholder vote to approve a business combination or extension period. Factors that would be considered by our founders in deciding to make such additional purchases would include consideration of the then-current trading price of our units and shares of common stock.

If we redeem our public warrants, the founder warrants, sponsor warrants and co-investment warrants, which are non-redeemable as long as they are held by our founders or their permitted transferees, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

        The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

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  in whole and not in part;

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  at a price of $0.01 per warrant at any time after the warrant becomes exercisable;

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  upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

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  if, and only if, the last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

        Because the founder warrants, sponsor warrants and co-investment warrants are not redeemable as long as they are held by our founders or their permitted transferees, holders of the founder warrants, sponsor warrants and co-investment warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our founders paid an aggregate of $25,000, or approximately $0.002 per unit, for their 10,062,500 units (including the 1,312,500 units subject to redemption if the underwriters' over-allotment option is not exercised) issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their units at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 35% or $3.46 per share (the difference between the pro forma net tangible book value per share of $6.54, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of our initial business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate a business combination.

        In connection with this offering, we will be issuing warrants to purchase up to 35,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 5,250,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to our underwriters is exercised in full. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. In addition, our founders are subject to a lock-up agreement related to the sponsor warrants and founder units until the consummation of our initial business combination and 180 days following the consummation of our initial business combination, respectively. After such time, they will be able to exercise such warrants or sell such units, subject to the usual securities regulations, and such securities will at such times be entitled to registration rights pursuant to the registration rights agreement. Such registration and exercise or sale could have a negative impact on the price of the public warrants and public units. If and to the extent the sponsor warrants, founder warrants and co-investment warrants are exercised, you will experience further dilution in your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our founders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.

        Our founders and Arrow Capital are entitled to require us to register the resale of their founder units, co-investment units, limit order shares and sponsor warrants (and the securities underlying such units and warrants), commencing on the date their founder units, co-investment units, limit order shares or sponsor warrants are released from escrow, which, except in limited circumstances, will not be before the consummation of our initial business combination in the case of the sponsor warrants, and 180 days following the consummation of our initial business combination in the case of the founder units, limit order shares and co-investment units. If our founders exercise their registration rights with respect to all of the securities beneficially owned by them as of the date of this prospectus, then there will be an additional 8,750,000 units (after giving effect to our redemption of 1,312,500 units from our founders assuming the underwriters' over-allotment option is not exercised) and 7,800,000 warrants eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time period.

        If we are deemed to be an investment company under the Investment Company Act of 1940, which we refer to as the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

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  restrictions on the nature of our investments;

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  restrictions on borrowing; and

  •
  restrictions on the issuance of securities, including warrants.

        In addition, we may have imposed upon us certain burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings of the trust account to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of the consummation of our initial business combination, and our liquidation and the return of the funds held in the trust account to our public stockholders.

        If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

Uncertainties in management's assessment of a target business could cause us not to realize the benefits anticipated to result from a business combination.

        It is possible that, following our initial business combination, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, target businesses could cause us not to realize the benefits anticipated to result from a business combination.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from a business combination.

        It is possible that, following our initial business combination, the potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from a business combination.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another target business.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others advisors. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 40% or more of the shares of common stock issued in this offering voting against the proposed business combination or the extended period, as applicable, and exercising their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering), even if a majority of the outstanding shares of common stock issued in this offering voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred that could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

        Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us, and were based on our estimate of the capital required to facilitate our initial business combination.

        The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding deferred underwriting discounts and commissions).

Our directors may not be considered "independent" and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf and subject to reimbursement.

        Our founders hold an aggregate of 8,750,000 units (after giving effect to our redemption of 1,312,500 units from our founders assuming that underwriters' over-allotment option is not exercised) that they purchased for a purchase price of approximately $0.002 per unit, which is significantly lower than the offering price. We believe the current equity value for these units is significantly lower than the $10.00 per unit offering price because this offering may not succeed and even if it does succeed, the holders of these units will not be able to sell or transfer them while such units remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and these units are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination.

        Although we believe that four of the members of our board of directors are "independent" under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations, securities regulators may take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be "independent," this may not actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that either the target business or acquisitions we select have a total fair market value in excess of 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying only on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Our securities, if listed, may not continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

        If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a more limited amount of news and analyst coverage for our company;

  •
  a decreased ability to issue additional securities or obtain additional financing in the future; and

  •
  a decreased ability of our security holders to sell their securities in certain states.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

        As a public company registered with the SEC, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Because our "staggered board" would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we may acquire a company that has sales or operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

        If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:

  •
  tariffs and trade barriers;

  •
  regulations related to customs and import/export matters;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  •
  government instability;

  •
  different or inadequate banking systems;

  •
  currency fluctuations;

  •
  foreign exchange controls;

  •
  restrictions on the repatriation of profits or payment of dividends; or

  •
  nationalization or expropriation of property.

Foreign currency fluctuations could adversely affect our business and financial results.

        A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur and the sales that we generate in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

  •
  upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of taxes on interest earned on the trust account, (5) to the extent of $5,950,000 of interest (net of taxes) that may be released to us or (6) to the extent of $50,000 to pay our expenses of liquidation and dissolution, if necessary;

  •
  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

  •
  we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering);

  •
  if our initial business combination is approved and consummated or an extension period is approved, public stockholders who voted against the business combination or extension period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

  •
  our initial business combination must have a fair market value equal to at least 80% of net assets held in the trust account (net of taxes and amounts permitted to be distributed for expenses and excluding the amount of the underwriters' deferred discount held in the trust account) at the time of the initial business combination;

  •
  if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

  •
  upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law, including our obligations to provide for claims of creditors; and

  •
  we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

        Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," "budget," "could," "forecast," "might," "predict," "shall" or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

  •
  our status as a development stage company;

  •
  restrictions on the industry in which we may pursue target businesses;

  •
  our dissolution and liquidation prior to a business combination;

  •
  our ability to earn sufficient interest income on the trust account to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus);

  •
  the reduction of the proceeds held in trust due to third-party claims;

  •
  our selection of a prospective target business;

  •
  our issuance of our capital shares or incurrence of debt to consummate a business combination;

  •
  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

  •
  our dependence on our officers and directors;

  •
  potential conflicts of interest of our officers and directors;

  •
  current and potential future affiliations of our officers and directors with competing businesses;

  •
  our ability to obtain additional financing, if necessary;

  •
  the control by our founders of a substantial interest in us;

  •
  the adverse effect the outstanding warrants may have on the market price of our common shares;

  •
  the existence of registration rights with respect to the securities owned by our founders;

  •
  the lack of a market for our securities;

  •
  our being deemed an investment company;

  •
  our common stock becoming subject to the SEC's penny stock rules;

  •
  costs of complying with United States securities laws and regulations;

  •
  our potential dependence on a single company after our initial business combination;

  •
  regulatory risks, operational risks and market risks;

  •
  our growth as a whole;

  •
  our and our customers' business strategies;

  •
  our competitive position;

  •
  outcomes of potential legal proceedings;

  •
  expected results of operations and/or financial position;

  •
  effect of international laws or business customs and cultural environments in foreign countries where we may acquire a target business with operations, assets or domicile in such foreign country;

  •
  effect of Delaware law on unanimous consent requirements for amendments to provisions relating to this offering contained in our amended and restated certificate of incorporation; and

  •
  our ability to effectively identify, manage and extend an off-shore target business while our primary executive offices are expected to be domiciled in the United States.

These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as may be required by applicable securities laws, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Public offering of units	$350,000,000	$402,500,000
Private placement of sponsor warrants	7,800,000	7,800,000

Total gross proceeds	$357,800,000	$410,300,000

Estimated offering expenses (1)
Underwriting discounts and commissions (7% of gross proceeds from units offered to the public) (2)	$24,500,000	$28,175,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	12,357	12,357
FINRA registration fee	75,000	75,000
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	42,643	42,643

Total offering expenses (3)	$25,250,000	$28,925,000

Net proceeds after offering expenses	$332,550,000	$381,375,000
Net offering proceeds not held in trust	50,000	50,000
Net offering proceeds held in trust account	$332,500,000	$381,325,000
Deferred underwriting discounts and commissions held in trust	12,250,000	14,087,500

Total amount held in trust	$344,750,000	$395,412,500

Percentage of gross offering proceeds held in trust	98.5%	98.2%
Use of net proceeds not held in trust and up to $5,950,000 of the interest earned on the trust account (net of taxes payable) that may be released to us to cover expenses	Actual	Percentage
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiations of a business combination	$3,510,000	58.5%
Legal and accounting fees relating to SEC reporting obligations	$750,000	12.5%
Payment of administrative fee to J.A.W.S. Estates Capital, LLC ($10,000 per month for up to 24 months) (4)	$240,000	4.0%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a "no-shop" provision in connection with a particular business combination and liquidation obligations and reserves, if any)	$1,500,000	25.0%

Total (5)	$6,000,000	100.0%

(1)
A portion of the offering expenses, including the SEC registration fee, FINRA registration fee and AMEX application and listing fee, will be paid from the $200,000 loan from our sponsors, as further described below. These funds will be repaid out of the net proceeds of this offering.

(2)
Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3.5%, or $12,250,000, to be held in trust ($14,087,500 if the underwriters' over-allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Deutsche Bank Trust Company Americas, maintained by American Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions, and the amount released to the underwriters upon consummation of a business combination will be subject to a $0.35 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights.

(3)
Includes $200,000, plus interest, that will be used to repay the loan from our sponsors.

(4)
Assumes our stockholders have not approved an extension of our corporate existence and, accordingly, the time period in which we may consummate a business combination from 24 months to up to 36 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $360,000 ($10,000 per month for up to 36 months) for the administrative fee payable to J.A.W.S. Estates Capital.

(5)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our expenses or repay advances from our sponsors or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

        Of the net proceeds of this offering, $324,700,000 (or $373,535,000 if the underwriters' over-allotment option is exercised in full) plus $7,800,000 from the purchase of sponsor warrants, for an aggregate of $332,500,000 (or $381,325,000 if the underwriters' over-allotment option is exercised in full) will be placed in a trust account at Deutsche Bank Trust Company Americas, maintained by American Stock Transfer & Trust Company, as trustee. Additionally, $12,250,000 (or $14,087,500 if the underwriters' over-allotment option is exercised in full) of the proceeds attributable to deferred underwriting discounts and commissions will be deposited into such trust account for a total amount in trust of $344,750,000 (or $395,412,500 if the underwriters' over-allotment option is exercised in full). The proceeds will not be released from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with the completion of our initial business combination or (3) as part of any liquidation of our trust account. To the extent the funds in the trust account earn interest or we are deemed to have earned income thereon, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. We will also be permitted to seek disbursements of net interest income up to an aggregate of $5,950,000 for expenses and $50,000 to pay our expenses of liquidation and dissolution, if necessary. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we consummate a business combination (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder's fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target business having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, subject to a majority of the outstanding shares of common stock issued in this offering voted by our public stockholders in favor of the business combination.

        We intend to use the $50,000 of net proceeds initially not held in trust plus the interest income of up to $5,950,000 that may be released to us from the trust account for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, payment of a "reverse termination fee" or pursuant to a "no-shop" provision for a potential business combination, or to bear the costs of liquidation if we are unable to consummate a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a payment of a "reverse termination fee" or pursuant to a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision or "reverse termination fee" would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

        We believe that the interest income will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $5,950,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Because the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the consummation of our initial business combination. If the target business's owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest. We will adopt a policy that, prior to the consummation of a business combination, none of our founders, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder's fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses and the monthly fee of $10,000 paid to J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, for office space and administrative services.

        With respect to finder's fees, we do not currently anticipate that we would enter into any arrangement which would require us to pay a finder's fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder's fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder's fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $5,950,000 of interest earned on the amounts held in the trust account). If we are unable to consummate a business combination and liquidate the company, our sponsors will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder's fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed an enforceable waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account, our sponsors will be jointly and severally liable for such fees and expenses. We cannot assure you that our sponsors will be able to satisfy their obligations. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

        To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to consummate a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

        We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business that we acquire in the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

        In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our officers would be personally liable for the repayment of such indebtedness. Our sponsors loaned to us a total of $200,000, which is expected to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX application and listing fees, blue sky filing fees, and legal and audit fees and expenses. The loans bear interest at an annual rate of 4.25%, compounded semi-annually, and are due on the earlier of June 30, 2008 and the consummation of this offering. The loans will be repaid out of the net proceeds of this offering.

        The proceeds held in trust may be invested by the trustee only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings in the trust account to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of Investment Company Act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering and, consequently, we may be deemed to be an investment company and thus required to comply with Investment Company Act. The interest income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, reverse termination fees or no-shop payments or other activities related to this offering or our initial business combination will exceed $6,000,000 in the aggregate, comprised of $50,000 of net proceeds initially not held in trust plus up to $5,950,000 of net interest income. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

        We intend to pay J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by J.A.W.S. Estates Capital, LLC or its affiliate for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on fees for similar services in the Greenwich, Connecticut area, that the fee expected to be charged by J.A.W.S. Estates Capital, LLC or its affiliate is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our initial business combination or the distribution of the trust account to our public stockholders on a pro rata basis. We have adopted a policy that, prior to the consummation of a business combination, none of our founders, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder's fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, as described below, and the monthly fee to J.A.W.S. Estates Capital, LLC. However, our founders may receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to "Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination" and "Working capital, director and officer liability insurance premiums and reserves." Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on such stockholder's portion of the trust account, net of taxes payable and amounts permitted to be disbursed for expenses) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholder converts his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate or in connection with an extension period that the public stockholder voted against and that is approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to deferred underwriting discounts and commissions held in trust excluding any accrued interest thereon, net of the pro rata amount of deferred underwriting discounts and commissions paid to stockholders who both vote against the business combination or extension period and exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DIVIDEND POLICY

        We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Until the consummation of our initial business combination, our board of directors will retain any earnings for use in our business operations and, accordingly, our board will not declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At December 31, 2007, our net tangible book value was a deficit of $417,461. After giving effect to the sale of 35,000,000 shares of common stock included in the units and the sale of the 7,800,000 sponsor warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2007 would have been $194,663,364, or $6.54 per share, representing an immediate increase in net tangible book value of $6.58 per share to the founders and an immediate dilution of $3.46 per share or approximately 35% to new investors not exercising their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering is $137,899,990 less than it otherwise would have been because if we consummate a business combination, the conversion rights of the public stockholders (but not our founders, to the extent that they purchase any shares of common stock in the aftermarket) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares of common stock issued in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for expenses and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders' meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.04)
Increase attributable to new investors from this offering	$6.58
Pro forma net tangible book value after this offering		$6.54
Dilution to new investors		$3.46

        To the extent any warrants outstanding after the close of this offering are exercised, our stockholders will experience further dilution.

        The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased		Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Founders (1)	8,750,000	20.0%	$21,739	0.006%	$0.0025
New investors	35,000,000	80.0%	$350,000,000	99.994%	$10.000

	43,750,000	100.0%	$350,021,739	100.00%	$8.000

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(417,461)
Net proceeds from this offering and the sale of sponsor warrants (2)	344,800,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	430,815
Less: Deferred underwriting discounts and commissions (3)	(12,250,000)
Less: Proceeds from this offering and sale of sponsor warrants held in trust subject to conversion to cash (13,999,999 × $9.85)	(137,899,990)

$194,663,364

Denominator:
Shares of common stock outstanding prior to this offering (1)	8,750,000
Shares of common stock included in the units offered	35,000,000
Less: Shares subject to conversion (35,000,000 × 39.99%)	(13,999,999)

29,750,001

(1)
After giving effect to our redeeming 1,312,500 units from our founders, assuming the underwriters' over-allotment option is not exercised.

(2)
Net of underwriting discounts and commissions (but before deduction of $12,250,000 for deferred underwriting discounts and commissions) and other offering expenses.

(3)
The deferred underwriting discounts and commissions are subject to a $0.35 per share reduction for stockholders who exercise their conversion rights.

CAPITALIZATION

        The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of sponsor warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units and the sponsor warrants:

	December 31, 2007
	Actual	As Adjusted
Notes payable to certain of our officers and directors (1)	$200,000	$—
Underwriters' fee payable (2)	—	12,250,000
Common stock subject to possible conversion (3)	—	137,899,990

Stockholders' Equity:
Preferred stock, $0.001 par value, 1,000,000 shares of preferred stock authorized; none issued or outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value, 150,000,000 shares of common stock authorized, actual; 10,062,500 shares of common stock issued and outstanding, actual; 150,000,000 shares of common stock authorized, as adjusted; 43,750,000 shares of common stock issued and outstanding, as adjusted	10,063	29,750	(5)
Additional paid-in capital (4)	14,937	194,645,260
Deficit accumulated during the development stage	(11,646)	(11,646)

Total stockholders' equity	$13,354	$194,663,364

Total capitalization	$213,354	$344,813,354

(1)
Notes payable to our sponsors are payable on the earlier of June 30, 2008 and the consummation of this offering.

(2)
Represents deferred underwriting discounts and commissions of 3.5% of the gross proceeds, or $0.35 per unit.

(3)
Includes 13,999,999 shares of common stock that are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares of common stock issued in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend our corporate existence and, accordingly, the time period within which we must complete our initial business combination from 24 months to up to 36 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable, amounts permitted to be disbursed for expenses and up to $50,000 to pay for costs of liquidation, if necessary, and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders' meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion.

(4)
The as adjusted column includes proceeds of $7,800,000 payable immediately prior to the consummation of this offering from the purchase of the sponsor warrants.

(5)
Assumes that the underwriters' over-allotment option is not exercised and that 1,312,500 founder shares included in the founder units sold to our founders have therefore been redeemed.

 SELECTED FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of December 31, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$(417,461)	$332,563,354
Total assets	$597,708	$344,813,354
Total liabilities	$584,354	$12,250,000
Value of common stock which may be converted to cash (approximately $9.85 per share, as adjusted)	$—	$137,899,990
Stockholders' equity	$13,354	$194,663,364

        The "as adjusted" information gives effect to the sale of the units we are offering (other than pursuant to the underwriters' over-allotment option) and the receipt of $7,800,000 from the sale of the sponsor warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made. This also includes $12,250,000 of deferred underwriting discounts and commissions that are payable only upon the consummation of our initial business combination, subject to a $0.35 per share reduction for public stockholders who vote against our initial business combination or extension period and exercise their conversion rights.

        The as adjusted working capital and total assets amounts include the $344,750,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus, except that we will be able to seek disbursements of net interest income up to an aggregate of $5,950,000 for working capital purposes. The $344,750,000 trust amount includes the $12,250,000 being held in the trust account representing deferred underwriting discounts and commissions. If we have not consummated a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account (including the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts permitted to be disbursed for working capital purposes, and up to $50,000 to pay costs associated with our liquidation, if necessary) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the sponsor warrants.

        We will not proceed with a business combination if public stockholders owning 40% or more of the shares of common stock issued in this offering vote against the proposed business combination and on a cumulative basis exercise their conversion rights (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, we may consummate a business combination if public stockholders owning up to approximately 39.99% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 39.99% of the 35,000,000 shares of common stock issued in this offering, or 13,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.85, without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

  •
  the amount in the trust account, inclusive of any interest thereon (net of any taxes payable, amounts permitted to be disbursed for working capital purposes and up to $50,000 to pay costs associated with our liquidation, if necessary, and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders' meeting called for the purpose of voting on the extension period), divided by

  •
  the number of shares of common stock issued in the offering then outstanding at the time of such conversion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a blank check company incorporated under the laws of the State of Delaware on October 26, 2007. We were formed to acquire, or acquire control of, through a business combination, one or more domestic or international operating businesses or assets. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, but we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. We will focus primarily on industries and target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in consummating a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

  •
  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our securities.

        Similarly, if we incur substantial debt, it could result in:

  •
  default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to acquire capital assets or make additional acquisitions;

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

  •
  our inability to pay dividends on our common stock;

  •
  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

  •
  other disadvantages compared to our competitors who have less debt.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

        We estimate that the net proceeds from the sale of the units in this offering and the sale of sponsor warrants in the private placement will be approximately $332,550,000 (or $381,375,000 if the underwriters' over-allotment option is exercised in full). This entire amount, other than $50,000 for expenses, will be held in the trust account, together with deferred underwriting discounts and commissions of $12,250,000 (or $14,087,500 if the underwriters' over-allotment option is exercised in full). We intend to use substantially all of the net proceeds of this offering and the private placement of sponsor warrants, including the funds held in the trust account, to consummate a business combination. To the extent that our capital stock is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing deferred underwriting discounts and commissions) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business we acquire on the consummation of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder's fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy.

        We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $5,950,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for expenses, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices of prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $3,510,000 of expenses for legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $240,000 for general and administrative service, including office space and administrative, technological and secretarial services ($10,000 per month for 24 months, which amount may increase to up to $360,000, or $10,000 per month for up to 36 months, if our stockholders approve an extension of our corporate existence and, accordingly, the time period in which we may consummate a business combination to up to 36 months as described in this prospectus), paid to J.A.W.S. Estates Capital, LLC, an affiliate of

Mr. Sternlicht, $750,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,500,000 for general working capital that will be used for director and officer liability insurance premiums, miscellaneous expenses and reserves, including the cost of liquidation, which we currently estimate to be up to $75,000. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on interest earned of up to $5,950,000 on the amount held in the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

        As of the date of this prospectus, our sponsors have loaned an aggregate of $200,000 to us, for payment of offering expenses and start-up costs on our behalf. The loans bear interest at an annual rate of 4.25%, compounded semi-annually and are due on the earlier of June 30, 2008 and the consummation of this offering. The loans will be repaid out of the net proceeds of this offering.

        The public warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act. The sponsor warrants will have terms and provisions that are identical to the warrants comprising part of the units sold in this offering, except that, until after the consummation of our initial business combination, the sponsor warrants will be placed in escrow and (with the exception of transfers to permitted transferees) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor's permitted transferee. The sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to the registration rights agreement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. All such warrants are only exercisable to the extent we are able to maintain the effectiveness of such registration statement. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

Controls and Procedures

        We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

  •
  staffing for financial, accounting and external reporting areas, including segregation of duties;

  •
  reconciliation of accounts;

  •
  proper recordation of expenses and liabilities in the period to which they relate;

  •
  proof of internal review and approval of accounting items;

  •
  documentation of key accounting assumptions, estimates and/or conclusions; and

  •
  documentation of accounting policies and procedures.

        Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations

        As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for the loans from our sponsors to us.

PROPOSED BUSINESS

Overview

        We are a newly organized blank check company incorporated under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or similar business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic region, but we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. We will focus primarily on industries and target businesses that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

        We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, Barry S. Sternlicht, and our other executive officers and directors. Mr. Sternlicht has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. In addition, the rest of our management team, consisting of Messrs. Matthew Eby, Alexandre von Fürstenberg and Mal Serure, collectively have more than 30 years of total experience in sourcing, evaluating, structuring and executing investment opportunities in public and private businesses.

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business (or businesses) whose fair market value is at least equal to 80% of the net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount of the underwriters' deferred discount held in the trust account) at the time of the initial business combination. We will not consummate an initial business combination unless we acquire a controlling interest in the target company (meaning more than 50% of the voting securities of the target company). However, we could pursue an initial business combination in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. Additionally, we may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination. If our initial business combination is structured as a capital stock exchange transaction or exchangeable share transaction, our board of directors will determine based on standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, whether the fair market value of the target business meets the 80% threshold. If our board of directors determines that the fair market value of the target business satisfies the 80% threshold, the exchange ratio of our capital stock for the capital stock of the target business will be determined based on the per share value of our capital stock and the capital stock of the target business. If we acquire a less than 100% interest in a target business, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in the trust account.

        If we are unable to consummate an initial business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus)

following the consummation of this offering we will liquidate and distribute the proceeds held in the trust account to our public stockholders and our corporate existence will, in accordance with our certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

        We have identified the following general criteria and guidelines that we believe are important, and which we will use in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

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  Established Companies with Proven Track Records.    We will seek to acquire established companies with sound historical financial performance, including those whose existing capital structure or capital needs may present financial challenges. For instance, we believe that target businesses exist that have a strong operating history but that may require additional equity in order to deleverage their existing capital structure or otherwise expand their business. These companies may be unable to obtain capital on satisfactory terms in the current marketplace and may therefore view a combination with our company, and the resultant access to our capital resources, to be attractive. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies or companies with speculative business plans.

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  Companies with Strong Free Cash Flow Characteristics.    We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

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  Our Ability to Add Value.    We will seek to acquire target businesses where we believe we can add value by bringing resources to bear over and above a company's existing capabilities and non-core functional areas. We believe middle market companies often lack the depth of expertise across non-core functional areas and that significant value can be created through more efficient operation in those areas. These resources include, but are not limited to, a vast network of contacts and business associates, strong structural and analytical capabilities, experience running a public company and an understanding of the public and private markets.

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  Strong Competitive Industry Position.    We will seek to acquire target businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire target businesses that demonstrate these advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

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  Experienced Management Team.    We will seek to acquire target businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow and that have created an effective corporate culture and utilized best business practices in areas such as customer service, vendor relationships, recruiting and retention. We believe that the operating expertise of our officers and directors will complement, not replace, the management team of a target business. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

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  Diversified Customer and Supplier Base.    We will seek to acquire target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

        We may enter into an initial business combination with a target business that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise result in stockholder value creation. For instance, our board of directors may determine to pursue a target business that has a valuable asset but is otherwise underperforming due to operational inefficiencies and inexperienced management, or a target business that is undergoing a turnaround but demonstrates strong prospects for future growth.

Competitive Advantages

        We believe that we have the following competitive advantages:

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  Management Expertise.    Mr. Sternlicht, our Chairman and Chief Executive Officer, has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. Over the past 14 years, Mr. Sternlicht has structured more than 275 separate investment transactions with a cost basis of approximately $30 billion. These investments have been made in assets and operating companies across a variety of industries and asset classes, including real estate and lodging, structured finance, power transmission and generation, consumer products, luxury goods, intellectual property, and technology. Mr. Sternlicht is the founder, Chairman and Chief Executive Officer of Starwood Capital Group, a private investment firm primarily focused in the real estate, lodging and energy infrastructure sectors. In addition to its traditional real estate investment activities, Starwood Capital Group has recently formed Starwood Energy Partners and invests in power transmission distribution. Starwood's funds own interests in two of the nation's largest golf course operators, American Golf and Troon Golf.

    Mr. Sternlicht has been instrumental in the formation of three public companies including Equity Residential, Starwood Hotels & Resorts Worldwide, and iStar Financial Inc, formerly Starwood Financial. From its founding in 1995 through May 2005, Mr. Sternlicht was Chairman or Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. Mr. Sternlicht was the driving force behind the development of Starwood Hotels into one of the leading hotel and leisure companies in the world with more than 750 properties in 80 countries. During that time, he transformed Starwood Hotels from a bankrupt shell entity valued at $7 million to a global industry leader with over $20 billion of enterprise value. He was the active leader in the development of the St. Regis and W Hotel brands and product innovations such as the Heavenly Bed and Bath. Currently, he is developing the Crillon, the One (1), and Baccarat brands in the luxury hotel and resort space.

    Mr. Sternlicht is a director of Granahan McCourt Acquisition Corporation, a blank check company formed on July 10, 2006 for the purpose of acquiring, or acquiring control of, a target business in the telecommunications and media industries. As of the date of this prospectus, Granahan McCourt Acquisition Corporation has not made any acquisitions. In connection with his service on its board of directors, Mr. Sternlicht acquired 32,400 shares of Granahan McCourt Acquisition Corporation common stock for a price of $0.000618 per share.

    Alexandre von Fürstenberg and Mal Serure serve as Co-Managing Members of Arrow Capital Management, LLC, which manages, through various partnerships, approximately $500 million of assets invested primarily in public equity securities in the United States, Europe and Asia. Together, Messrs. von Fürstenberg and Serure have over 25 years experience sourcing and executing investment opportunities in private and public market securities. Arrow Capital Management, LLC is opportunistic with respect to industry and geography and has a bias towards companies with a leading market position and strong historical financial performance. Arrow Capital Management, LLC currently has eight employees, with offices in New York and Los Angeles.

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  Established Deal Sourcing Network.    We believe that Mr. Sternlicht's experience as a Chief Executive Officer of a Fortune 500 company for 10 years may provide us with proprietary deal flow opportunities. We intend to capitalize on the diverse deal-sourcing opportunities that we believe our management team and board of directors bring to us as a result of their investment experience, track record and extensive network of relationships. These contacts may include private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and Europe.

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  Disciplined Acquisition Approach.    Our management will use the same disciplined approach in acquiring target businesses on our behalf as they have used in connection with their previous investments. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

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  focusing on companies with leading market positions and strong cash flow;

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  engaging in extensive due diligence from the perspective of a long-term investor;

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  investing at low price to cash flow multiples; and

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  seeking companies that would benefit from obtaining a public company status.

Consummating a Business Combination

    General

        We were formed to acquire, or acquire control of, a target business through a business combination. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

        Subject to the requirement that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition and that we will not consider any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries, our management will have flexibility in identifying and selecting prospective target businesses. We have restricted our industry focus because existing investment funds of Starwood Capital Group have been formed for the purpose of targeting investment opportunities in such industries. Such real estate, lodging or hospitality opportunities could include but are not limited to interests in developable land, golf courses, hotels, apartment or condominium buildings, office, retail, industrial or mixed use properties; opportunities in the energy industry could include but are not limited to interests in electric transmission and distribution, natural gas storage and pipeline, or power-generation assets; and infrastructure investment opportunities could include but are not limited to interests in toll roads, turnpikes, roadways, ports, or other assets or businesses that provide basic services. This exclusion also includes management or brokerage companies related to the operations of target businesses in these industries. Accordingly, other than such restrictions, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, except as described above, no limits have been set on the concentration of investments in any location or type of market. Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our initial business combination, we may need to issue additional equity or incur debt to fund the full acquisition price.

    We have not identified a target business

        To date, we have not selected any target business on which to concentrate our search for a business combination. None of our founders is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

    Sources of target business

        Target businesses will be brought to our attention by our founders, through their network of industry and professional advisor relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous and varied opportunities. Target businesses may also be brought to our attention by unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers, may also introduce us to target businesses they think we may be interested in on an unsolicited basis. Such brokers or unaffiliated sources may require a finder's fee on completion of a business acquisition. Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, the $10,000 monthly fee described above. Other than this fee, we have adopted a policy that, prior to the consummation of a business combination, none of our founders or any entity with which any of our founders is affiliated, will be paid, either by us or a target business, any finder's fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination.

        In addition, we will not enter into our initial business combination with any entity in which any of our founders or any of their respective affiliates has a direct equity interest or invest alongside any of our founders or any of their respective affiliates. Following our initial business combination, we will not be subject to the same limitations. We may enter into our initial business combination with a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest. In the event we are considering a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest, such transactions will be approved by the disinterested members of our board of directors.

        While we intend to capitalize on our founders' business contacts and relationships, we will not acquire potential acquisition candidates from any affiliate of our founders, including Starwood Capital Group and Arrow Capital and their respective investment funds. In addition, such affiliates will not serve as a source of financing for us.

    Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective target businesses, but we will not consider any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. We have restricted our industry focus because existing investment funds of Starwood Capital Group have been formed for the purpose of targeting investment opportunities in such industries. Such real estate, lodging or hospitality opportunities could include but are not limited to interests in developable land, golf courses, hotels, apartment or condominium buildings, office, retail, industrial or mixed use properties; opportunities in the energy industry could include but are not limited to interests in electric transmission and distribution, natural gas storage and pipeline, or power-generation assets; and infrastructure investment opportunities could include but are not limited to interests in toll roads, turnpikes, roadways, ports, or other assets or businesses that provide basic services. This exclusion also includes management or brokerage companies related to the operations of target businesses in these industries.

        In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and legal information, technology and operational information, client information and interviews, if possible, and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

        In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple target businesses and options as to which business or assets to acquire as part of an initial business combination, we intend to seek to consummate the business combination that is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the state of the capital and debt markets, the perceived quality of the assets and the likelihood that the transaction will close.

        To the extent we consummate a business combination with a target business that does not have strong operating and financial results, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such target businesses. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

        The time and costs required to select and evaluate a target business and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our officers or directors or any of their affiliates will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

        We were formed for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. We have retained the flexibility to engage in other similar business combinations, because forms of business combinations that are not currently known to us may provide opportunities to enhance stockholder value, which would not otherwise be available if our business combination options were limited to specified types of transactions. For example, depending on the specific circumstances of the target business we seek to acquire, we may desire to structure our initial business combination to take advantage of tax benefits that would not be available with the specified transaction types.

        We determined the size of this offering in a negotiation with the underwriters, with such determination based on our estimate of the capital required to facilitate our initial business combination. We intend to utilize the proceeds of this offering and the private placement of sponsor warrants, our capital stock, debt, or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our company's organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a business combination with one or more target businesses.

    Fair market value of target business

        Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, subject to the conversion rights described below, although we may acquire one or more target businesses whose fair market value significantly exceeds 80% of our net assets held in trust at the time of such acquisition. To accomplish this, we may seek to raise additional funds through debt financing or a private offering of equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. In addition, we may partner with other entities to jointly own the target business in order to gain access to greater target businesses, capital and expertise.

        Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. Our officers and directors have significant experience evaluating target businesses based upon standards generally accepted by the financial community and have performed such evaluations for many transactions. If our board is not able to independently determine the fair market value of the target business, we will obtain an opinion from an unaffiliated, independent third party appraiser, which is required to be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. Because any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets held in trust threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the business combination complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

    Possible lack of business diversification

        Our initial business combination must be with a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a business combination with a single target business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single target business, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        In the event we ultimately determine to simultaneously acquire several target businesses and such target businesses are owned by different sellers, we may need for each of such sellers to agree that our purchase of its target business will be contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

    Limited ability to evaluate the target business's management

        Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty, and we cannot assure you that Mr. Sternlicht and our other officers and directors will have significant experience or knowledge relating to the operations of the particular target business. Our officers and directors may only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

    Limited available information for privately held target businesses

        In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of Mr. Sternlicht and our other officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

    Opportunity for stockholder approval of business combination

        Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence following the consummation of a business combination. In connection with seeking stockholder approval of a business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

        In connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or an extension of our corporate existence and, accordingly, the time for us to complete our initial business conbination, our founders have agreed to vote their founder shares in the same manner as a majority of the shares of common stock held by our public stockholders vote in respect of such business combination or extension. BSS Third Wave and Arrow Capital will agree to vote all limit order shares in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence following our initial business combination, and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. These voting arrangements do not apply to shares included in units purchased by our founders in or following this offering (other than limit order shares). Accordingly, they may vote such shares on a proposed business combination or a proposed extension any way they choose. However, we anticipate they will vote such shares in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence, and, if we seek an extension of our corporate existence to up to 36 months consummate our initial business combination, in favor of such extension. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and (3) public stockholders owning less than 40% of the shares of common stock issued in this offering both exercise their conversion rights described below and vote against the proposed business combination or extension (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering).

        Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

    Extension of time to complete a business combination to up to 36 months

        We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend our corporate existence and, accordingly, the date before which we must complete our business combination by up to an additional 12 months to avoid being required to liquidate. If the extension period is approved by a majority of the outstanding shares of our common stock entitled to vote, we would have a total of up to 36 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

        If a majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving an extension period do not vote to approve the proposed extension to up to 36 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 36 months and elect to convert their shares into a pro rata share of the trust account (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering), we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to our public stockholders. Subject to the foregoing, approval of the extension to up to 36 months will require the affirmative vote of the majority of our outstanding shares of common stock entitled to vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our founders have agreed to their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote with respect to such extension and have agreed to waive their conversion rights, and BSS Third Wave and Arrow Capital will agree to vote all limit order shares in favor of such an extension and to waive their conversion rights.

        If the majority of the outstanding shares of our common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension are voted in favor of such extension and less than 40% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering), we will then have an additional period of up to 12 months in which to complete the initial business combination.

        If the proposal for the extension to up to 36 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering).

        If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of (1) income taxes payable on such interest, (2) the interest income previously released to us to fund our expenses, (3) any conversion payments made with respect to shares of common stock converted in connection with the vote to approve an extension period, and (4) $50,000 to pay our expenses of liquidation and dissolution, if necessary.

    Conversion rights

        At the time we seek stockholder approval of any extended period or business combination, we will offer to each public stockholder the right to have such stockholder's shares of common stock converted to cash. Stockholders voting against (1) the extension will only have the right to cause us to convert their shares if the extension is approved and (2) the initial business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Our founders and Arrow Capital will not have such conversion rights with respect to the founder shares or the limit order shares; however, our founders will have conversion rights with respect to any shares of our common stock that they may acquire in or following this offering (other than limit order shares). The actual per-share conversion price will be equal to the amount then in the trust account, which shall include the deferred underwriting discounts and commissions and the purchase price of the sponsor warrants, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for expenses and calculated, in the case of our initial business combination, as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders' meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion. Without taking into account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.85 or $0.15 less than the per-unit offering price of $10.00. Because the initial per share conversion price is $9.85, which may be higher than the market price of the common stock on the date of the conversion, there may be an incentive on the part of public stockholders to exercise their conversion rights.

        If a business combination or extended period is approved, stockholders that vote against the business combination or extended period and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $12,250,000 ($0.35 per share) of deferred underwriting discounts and commissions held in the trust account.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder's election to convert and physical or electronic delivery of its stock certificate. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders owning 40% or more of the shares sold in this offering, both exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination and vote against the business combination or extension (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering).

        Our threshold for conversion has been established at 40% in order to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Voting against the business combination alone will not result in conversion of a stockholder's shares at the applicable conversion price. To do so, a public stockholder must also exercise the conversion rights and comply with the conversion procedures described below. As a result of our higher conversion threshold, we may have less cash available to complete a business combination. Because we will not know how many of our public stockholders may exercise such conversion rights, we may need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a higher percentage of our public stockholders exercise their conversion rights than we expect. Even if public stockholders owning less than 40% of the shares of common stock sold in this offering exercise their conversion rights, we may be unable to consummate a business combination if after such conversion we would have insufficient funds to acquire or merge with a business with a fair market value greater than 80% of the net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount of the underwriters' deferred discount held in the trust account) at the time of such acquisition. To compensate for the potential shortfall in cash, we may be required to seek additional financing or to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

        Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extension period and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to it some of their shares). By limiting a stockholder's ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction or against an extension. The limitation on conversion rights by stockholders or "groups" holding more than 10% of the shares included in the units sold in this offering applies to all holders of such shares, including our founders if they purchase such shares in the aftermarket. However, because BSS Third Wave and Arrow Capital have agreed to vote all limit order shares in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, and in favor of an extension period, they will not be able to convert any limit order shares.

    Procedures required by investors for conversion

        Subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering, an eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed business combination or extension, demand that we convert its shares into cash by marking the appropriate space on the proxy card, and provide physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination or extension. If, notwithstanding the stockholder's vote, the proposed business combination is consummated or the proposed extension is approved, then such stockholder will be entitled to receive a pro rata share of the trust account, including any undistributed interest earned thereon and the deferred underwriting discounts and commissions, as calculated, in the case of our initial business combination, as of two business days prior to the consummation of the proposed business combination, or, in the case of the extension period, as of the date of the stockholders' meeting called for the purpose of voting on the extension period. The stockholder will not be able to transfer its shares following the approval of our initial business combination by our stockholders unless the definitive agreement relating to the proposed business combination is terminated. A stockholder who exercises its conversion rights will exchange its shares of our common stock for cash and will no longer own those shares of common stock, although it will still have the right to exercise any warrants such stockholder still holds. If the proposed business combination is not consummated then a stockholder's shares will not be converted to cash and will be returned to the stockholder promptly following our determination that the initial business combination will not be consummated even if such stockholder elected to convert.

        In connection with tendering their shares for conversion, we will require public stockholders to elect either to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using The Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which a stockholder holds its shares. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the stockholders' meeting.

        In order to physically deliver their share certificates, stockholders will have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders' account and request that a physical certificate be issued in the stockholders' name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholders meeting and the closing of our initial business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted to cash. In the event that a stockholder tenders his shares and decides prior the stockholder meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed or an extension is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following our determination that the initial business combination will not be consummated or that the extension has not been approved. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our initial business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our initial business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder's election to convert and physical or electronic delivery of its stock certificate. In each case, we will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders' election to convert their shares will be irrevocable.

        There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise conversion rights to tender their shares prior to the meeting because the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process in the event that a business combination is approved; however, there would be an increased cost of $35 to stockholders electing to convert as compared to the traditional process in the event that a business combination is not approved.

    Effect of certain terms of this offering on conversion rights

        The steps outlined above in the section entitled "Proposed Business—Consummating a Business Combination—Procedures required by investors for conversion" will make it more difficult for our stockholders to exercise their conversion rights. These steps, coupled with our 40% conversion threshold, our limitation on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering and the obligation of BSS Third Wave and Arrow Capital to purchase the limit order shares, may minimize conversions and avoid rejection of our initial business combination.

    Liquidation if no business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering. This provision may not be amended except by the affirmative vote of a majority of our outstanding shares of common stock entitled to vote in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate existence 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering as an obligation to our stockholders and we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

        If we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. In accordance with Delaware law, we can only make liquidation payments to our public stockholders from the trust account after we have made payment or provision for payment with respect to these claims. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes, up to $5,950,000 that we may draw upon for expenses and up to $50,000 of accrued interest not required to pay income taxes on interest income that we may request from the trustee to pay for dissolution costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our founders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the shares of common stock owned by them prior to this offering (but not with respect to any limit order shares). In addition, the underwriters have agreed to waive their rights to $12,250,000 (or $14,087,500 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $50,000 of accrued interest not required to pay income taxes on interest income from the trustee to pay for dissolution costs and expenses.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.85 (of which approximately $0.35 per share is attributable to deferred underwriting discounts and commissions), or $0.15 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85, plus interest (net of taxes, up to $5,950,000 that we may draw upon for expenses and up to $50,000 of accrued interest not required to pay income taxes on interest income that we may request from the trustee to pay for dissolution costs and expenses), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would analyze the alternatives available to us and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsors have, however, agreed jointly and severally to indemnify us against claims from such vendors, service providers and other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate business combination with such target business. However, our sponsors are liable only to the extent necessary to ensure that the proceeds in the trust account are not reduced. The indemnification provisions are set forth in letter agreements, dated the date of this prospectus, executed by our sponsors. The letter agreements specifically set forth that the indemnification from our sponsors will not be available (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. We will not reimburse our sponsors for payments made by them.

        We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from our sponsors pursuant to the terms of their agreements with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. Our sponsors have agreed to reimburse us to the extent we fail to obtain waivers from vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. If such a waiver is not obtained and our sponsors do not reimburse us, the board of directors would make a fiduciary determination regarding whether or not to pursue a claim for reimbursement. However, if any liability occurs with respect to a claim other than by a vendor, service provider or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business, we will have no recourse against our sponsors. Based on the representations by each of our sponsors as to its "accredited investor" status, our board of directors is satisfied that our sponsors are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our sponsors would be able to satisfy those obligations.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders with respect to a liquidation distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidation distributions to our stockholders as soon as reasonably possible after 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers or investment bankers or prospective target businesses.

        If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders. Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) following the consummation of this offering, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is consummated by us or upon approval of an extension period that the stockholder voted against. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

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  upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve an extension period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of taxes on interest earned on the trust account, (5) to the extent of $5,950,000 of interest (net of taxes) that may be released to us or (6) to the extent of $50,000 to pay our expenses of liquidation and dissolution, if necessary;

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  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering);

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  if our initial business combination is approved and consummated or an extension period is approved, public stockholders who voted against the business combination or extension period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

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  our initial business combination must have a fair market value equal to at least 80% of our net assets (net of taxes and amounts permitted to be disbursed for expenses and excluding deferred underwriting discounts and commissions) at the time of the initial business combination;

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  if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

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  upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law, including our obligations to provide for claims of creditors; and

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  we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

        Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold.

Obligations to Our Stockholders

        Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing section prior to the consummation of our initial business combination. In addition, pursuant to our amended and restated certificate of incorporation, these provisions may only be amended with the unanimous consent of our stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions to be obligations of our company to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders are entitled to vote their shares in any manner as they may determine in their sole discretion.

Competition

        We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and consummating business combinations, directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.

        Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

        Further, the following may not be viewed favorably by certain target businesses:

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  our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

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  our obligation to convert to cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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  the requirement to acquire a target business that has a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination;

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  our outstanding warrants, and the potential future dilution they represent, may not be viewed favorably by certain target businesses; and

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  our inability to pay a substantial break-up fee to a target business in the event we are unable to consummate the business combination or to provide for an indemnity in case of breach of a definitive agreement.

        If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 591 West Putnam Avenue, Greenwich, Connecticut 06830. The cost for this space is included in the $10,000 monthly fee that J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our initial business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the Greenwich, Connecticut metropolitan area, that the fee charged by J.A.W.S. Estates Capital, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to us, adequate for our current operations.

Employees

        We currently have only four officers. Our officers and directors are not required to, and will not, commit their full time to our affairs. The amount of time they will devote in any period will vary based on whether a target business has been selected and the stage of the acquisition process we are in. Our officers are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. In particular we expect Mr. Sternlicht will devote as much of his time as he deems necessary to our business prior to the consummation of our initial business combination. Because we will seek to acquire target businesses that have strong, experienced management teams, we expect that Mr. Sternlicht will devote less time to our business following our initial business combination.

        Mr. Sternlicht, our Chairman and Chief Executive Officer, has pre-existing fiduciary and contractual obligations to Starwood Capital Group and its related investment funds, and, pursuant to such obligations, we will not compete for target businesses with Starwood Capital Group or its related investment funds.

        Messrs. von Fürstenberg and Serure, our President and Secretary, respectively, have pre-existing fiduciary and contractual obligations to Arrow Capital Management, LLC and its related investment funds.

        Further, while we intend to capitalize on our founders' business contacts and relationships, we will not acquire potential acquisition candidates from any affiliate of our founders, including Starwood Capital Group and Arrow Capital and their respective investment funds. In addition, such affiliates will not serve as a source of financing for us. For more information regarding sources of potential acquisition candidates, see "Proposed Business—Consummating a Business Combination—Sources of target business."

Periodic Reporting and Audited Financial Statements

        We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will provide stockholders with audited financial statements of the target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

        We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2009. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

        We will adopt a code of ethics that applies to directors, officers and employees that complies with the rules and regulations of the American Stock Exchange. We will file copies of our code of ethics as exhibits to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC's website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Comparison to Offerings of Blank Check Companies under Rule 419

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$344,750,000 of the net offering proceeds will be deposited into a trust account at Deutsche Bank Trust Company Americas, maintained by American Stock Transfer & Trust Company, acting as trustee.	$292,950,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $344,750,000 of net offering proceeds held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business
	The initial target business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for expenses, and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters' over-allotment option, (2) its exercise in full and (3) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three or four business days from the date of this prospectus. If the underwriters' over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters' over-allotment option.
Exercise of the warrants
The warrants cannot be exercised until the later of the consummation of a business combination and one year from the date of the consummation of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on our initial business combination, and in the event that a majority of the outstanding shares of common stock issued in this offering vote in favor of the proposed business combination and a majority of the outstanding shares of our common stock entitled to vote approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, we will proceed with the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account (including the amount held in the trust account representing a portion of the underwriting discount); provided that if holders of 40% or more of our outstanding common stock issued in this offering both elect to convert their shares of common stock and vote against either the proposed business combination or the extension, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. The steps outlined in the section entitled "Proposed Business—Consummating a Business Combination—Procedures required by investors for conversion," coupled with our 40% conversion threshold, our limitation on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units sold in this offering and the obligation of BSS Third Wave and Arrow Capital to purchase the limit order shares, may minimize conversions and avoid rejection of our initial business combination. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website. See the section appearing elsewhere in the prospectus entitled "Where You Can Find Additional Information."
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination and our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, a portion of the interest on the trust account will be distributed to us as described below, and a portion of the funds in the trust account may be used for payments with respect to shares of common stock converted in connection with the vote to approve an extension period.
The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination and the failure to consummate a business combination within the allotted time.
Interest earned on the trust account
The interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes payable on such interest) will be released to us to cover our expenses. We will withdraw interest until a maximum of $5,950,000 of such interest has been released from the trust account plus up to $50,000 to pay costs associated with our liquidation, if applicable.
Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to consummate a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Officers

        Our directors and officers are as follows:

Name	Age	Position
Barry S. Sternlicht	46	Chairman of the Board of Directors and Chief Executive Officer
Alexandre von Fürstenberg	37	Director and President
Matthew Eby	36	Chief Financial Officer and Treasurer
Mal Serure	37	Director and Secretary
David Chu	53	Director
Harald Ludwig	53	Director
Hamilton South	43	Director
Strauss Zelnick	50	Director

        Barry S. Sternlicht has been our founder, Chairman of the Board of Directors and Chief Executive Officer since our inception and was our President until November 16, 2007. Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a private investment firm he formed in 1991. Mr. Sternlicht is also Chairman of the Board of Societé du Louvre, as well as Baccarat. For the past 14 years, he has structured more than 275 separate investment transactions with a cost basis of approximately $30 billion. Starwood Capital Group's funds have invested in more than 18,000 apartment units, more than 950 hotels, over 17 million square feet of office properties, 13 million square feet of retail and over 15,000 acres of land in residential subdivisions. Today, the firm manages more than $12 billion of assets on behalf of its high net worth and institutional partners. Starwood Capital Group employs over 140 associates at its, or its affiliated, offices in Greenwich, Connecticut, Atlanta, San Francisco, Phoenix, Washington DC, London, Mumbai, Tokyo and Luxembourg. Starwood Capital Group has recently formed Starwood Energy Partners focusing on energy investments and Starwood Real Estate Securities, an equity long/short hedge fund focused on REIT and real estate related securities with over $350 million of assets under management. Starwood's funds also own interests in two of the nation's largest golf course operators, American Golf and Troon Golf.

        From 1995 through May 2005, Mr. Sternlicht was Chairman or Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., a company he founded in 1995. Today, Starwood Hotels employs over 110,000 people and is one of the leading hotel and leisure companies in the world with more than 850 properties in 80 countries. Starwood is a fully integrated owner, operator and franchiser of hotels and resorts with seven internationally renowned brands, including: St. Regis, The Luxury Collection, W Hotels, Sheraton, Westin, Meridien, Four Points, as well as Starwood Vacation Ownership, Inc., a premier developer and operator of vacation ownership resorts.

        Mr. Sternlicht is a trustee of Brown University. He serves on the Board of Directors of Granahan McCourt Acquisition Corporation, National Golf Properties, Inc., The Estée Lauder Companies, the National Advisory Board of JPMorgan Chase, N.A., and the Advisory Board of Eurohypo Bank. He serves on the boards of the Juvenile Diabetes Research Foundation's National Leadership Advocacy Program and the Business Committee for the Arts. He is a member of the Committee to Encourage Corporate Philanthropy, the Presidential Tourism & Travel Advisory Board, the Young Presidents Organization, the World Travel & Tourism Council, and the Urban Land Institute.

        He received a Bachelor of Arts degree, magna cum laude, from Brown University, and a Masters of Business Administration, with distinction, from Harvard Business School.

        Alexandre von Fürstenberg has been our founder and director since our inception and our President since November 16, 2007. Since 2003, Mr. von Fürstenberg has been founder, Co-Managing Member and Chief Investment Officer of Arrow Capital Management, LLC, which manages, through various partnerships, approximately $500 million of assets invested primarily in public equity securities in the United States, Europe and Asia. From 1995 to 2003, Mr. von Fürstenberg was Chief Investment Officer of Arrow Investments, Inc., a private investment office serving his family. Since 1999, Mr. von Fürstenberg has been Partner and a Director of Diane von Fürstenberg Studio, LP. Mr. von Fürstenberg received a Bachelor of Arts degree from Brown University in 1993.

        Matthew Eby has been our founder, Chief Financial Officer and Treasurer since our inception. Mr. Eby has been Chief Investment Officer of J.A.W.S. Estates Capital, LLC since Messrs. Sternlicht and Eby founded the entity in October, 2003. J.A.W.S. is the private investment office of Mr. Sternlicht, and is an active investor in both the public and private equity markets and directly manages a portfolio of hedge funds. From July 2002 to August 2003, Mr. Eby was employed by Morgan Stanley. From June 1995 until May 2000, Mr. Eby was an officer in the United States Navy. Mr. Eby received a Bachelor of Science degree from the United States Naval Academy in 1995, and Mr. Eby received a Master of Business Administration degree from Harvard Business School in 2002.

        Mal Serure has been our founder and Secretary since our inception and has been our director since November 16, 2007. Since 2005, Mr. Serure has been Co-Managing Member of Arrow Capital Management, LLC, which manages, through various partnerships, approximately $500 million of assets invested primarily in public equity securities in the United States, Europe and Asia. From 1994 to 2005, Mr. Serure worked in the Private Client Services Group of Bear, Stearns & Co., Inc. Mr. Serure attended the Wharton School of the University of Pennsylvania.

        David Chu has been our director since February 13, 2008. Since 2004, Mr. Chu has served as the Chief Executive Officer and Chief Creative Officer of DC Design International, LLC, which designs luxury men's collections under Mr. Chu's name. Since 2007, Mr. Chu has served as the executive creative director at Tumi, the international brand of luxury travel, business and lifestyle accessories. He oversees all aspects of design for Tumi's men's and women's collections as well as advertising, public relations and store design. Prior to these roles, Mr. Chu founded the Nautica brand in 1983 and held various positions during his tenure at Nautica Enterprises Inc. from 1984 to 2004, including Chief Creative Officer, Executive Vice President, Vice Chairman, President of Nautica Apparel, Inc., and President of Nautica International, Inc. Mr. Chu is also Chairman of the Board and Chief Executive Officer of International Brands Management Group Ltd., a newly formed blank check company. Mr. Chu graduated from the Fashion Institute of Technology in 1978.

        Harald Ludwig has been our director since November 16, 2007. Since June 2005, Mr. Ludwig has been Co-Chairman of the board of directors of Lions Gate Entertainment Corp., where he also serves as Chairman of the Strategic Advisory Committee. Mr. Ludwig served as a director of Lions Gate Entertainment from November 1997 to December 2004. Since 1985, Mr. Ludwig has served as President of Macluan Capital Corporation, a leveraged buy-out company. Mr. Ludwig is a director, a member of the Governance Committee and chairman of the Compensation Committee of West Fraser Timber Co. Limited. Mr. Ludwig is also an advisor to Tennenbaum Capital Partners, LLC.

        Hamilton South has been our director since November 16, 2007. Since its establishment in 2001, Mr. South has been a founding partner of the HL Group, which specializes in communications, marketing and strategic planning for a diversified client profile including fashion and lifestyle consumer brands as well as corporate, media and civic concerns. From June 1996 to March 2000, Mr. South served as President and Chief Marketing Officer of Polo Ralph Lauren. Prior to joining Polo Ralph Lauren, Mr. South was Editor at Large for Vanity Fair magazine. Prior to that, Mr. South was Director of Public Relations for North America at Giorgio Armani SpA. In 2003, Mr. South was nominated for a Tony Award as a theatrical producer.

        Strauss Zelnick has been our director since November 16, 2007. Mr. Zelnick has been a director of Blockbuster since May 2005. Mr. Zelnick founded ZelnickMedia LLC, an investment and advisory firm specializing in media and entertainment, in 2001. ZelnickMedia holds interests in an array of media enterprises, providing general management and strategic advisory services in the United States, Canada, Europe, Asia and Australia. From 1998 to 2000, Mr. Zelnick served as President and Chief Executive Officer of BMG Entertainment, Inc., a music and entertainment unit of Bertelsmann A.G. Mr. Zelnick served as President and Chief Executive Officer of BMG's North American business unit from 1994 through 1998. Mr. Zelnick is Chairman of the Board of CME, Inc., Direct Holdings Worldwide, Inc., OTX, Inc. and Take-Two Interactive Software, Inc.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating an acquisition. With the exception of Mr. Sternlicht, none of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise will contribute to our ability to successfully identify and consummate a business combination.

        The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified. The members of each class are set forth below:

•	Class I: Mr. Ludwig, Mr. Chu (term expires 2009)
•	Class II: Mr. Zelnick, Mr. South (term expires 2010)
•	Class III: Mr. Sternlicht, Mr. Serure, Mr. von Fürstenberg (term expires 2011)

        Our founders have not agreed to vote their shares in favor of the re-election of any member of our board of directors.

Director Independence

        The American Stock Exchange requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of our board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that Messrs. Chu, Ludwig, South and Zelnick are "independent directors" as defined under the rules of the American Stock Exchange and Rule 10A-3 under the Exchange Act.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Zelnick , Ludwig and Chu. Mr. Zelnick will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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  Serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

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  Approving the annual fees of our independent registered public accounting firm and their annual engagement as our auditors and appointment thereof by the stockholders;

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  Reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

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  Providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and our board of directors.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. We believe that Mr. Ludwig satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Ludwig and South. Each of Messrs. Ludwig and South is an independent director as defined by the rules of the American Stock Exchange and the SEC. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

        The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

        Effective upon consummation of this offering, we will establish a compensation committee of the board of directors, which will consist of Messrs. Zelnick and South. Each of Messrs. Zelnick and South is an independent director as defined by the rules of the American Stock Exchange and the SEC. The compensation committee is responsible for recommending the compensation of our executive officers.

Code of Ethics

        We will adopt a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We will file copies of our code of ethics as exhibits to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC's website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Compensation for Officers and Directors

        No officer has received any cash compensation for services rendered to us. Except as described below, no compensation of any kind, including finders' fees, consulting fees or other similar compensation will be paid to any of our founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our directors and officers will not be paid any executive compensation, board fees or other such amounts prior to consummation of a business combination. After such time, it is possible that some or all of our officers will become our employees and be paid market based salaries, be eligible for bonuses, receive stock and/or option awards and be eligible for severance benefits and other employment related benefits as part of entering into an employment contract with us. Such compensation would be recommended by our compensation committee and approved by our board of directors. We would also expect that our directors who continue to act in the capacity of directors following a successful business combination will receive market based compensation for attending board of directors meetings, providing advice, corporate governance and be eligible to receive stock and/or option awards. Such arrangements will be fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to stockholders at the time of a proposed target business. After a business combination, such individuals may also be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

        We cannot predict with any certainty as to whether or not our officers or directors will have a conflict of interest with respect to a particular transaction as such determination would be dependent upon the specific facts and circumstances surrounding such transaction at the time. For instance, if one of our officers becomes aware of a particular business opportunity, such officer may not have a conflict of interest with respect to such opportunity because it does not fall within the line of business of the entities with which he is affiliated and, as a result, he could present such opportunity to us without having to present such opportunity to such other entities. Potential investors should be aware of the following potential conflicts of interest:

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  Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see "Management—Directors and Executive Officers." Our officers and directors currently are, and may in the future become, affiliated with additional entities that are, engaged in the business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Mr. Sternlicht, our Chairman and Chief Executive Officer, is a director of Granahan McCourt Acquisition Corporation, a blank check company formed on July 10, 2006 for the purpose of acquiring, or acquiring control of, a target business in the telecommunications and media industries. Mr. Chu, one of our directors, is Chairman of the Board and Chief Executive Officer of International Brands Management Group Ltd., a blank check company formed on November 6, 2007 for the purpose of effecting a business combination with a target business in the consumer-oriented sector. International Brands Management Group Ltd. is not limited to the consumer-oriented sector, and may effect a business combination with a target business in any industry.

  •
  Mr. Sternlicht has pre-existing fiduciary and contractual obligations to Starwood Capital Group and its related investment funds, and, pursuant to such obligations, we will not compete for target businesses with Starwood Capital Group or its related investment funds. As a result, we have excluded the real estate, lodging and/or hospitality, energy, and infrastructure industries from our investment focus because existing investment funds of Starwood Capital Group have been formed for the purpose of targeting investment opportunities in such industries. Real estate, lodging or hospitality opportunities could include but are not limited to interests in developable land, golf courses, hotels, apartment or condominium buildings, office, retail, industrial or mixed use properties; opportunities in the energy industry could include but are not limited to interests in electric transmission and distribution, natural gas storage and pipeline, or power-generation assets; and infrastructure investment opportunities could include but are not limited to interests in toll roads, turnpikes, roadways, ports, or other assets or businesses that provide basic services. This exclusion also includes management or brokerage companies related to the operations of target businesses in these industries. Additionally, while we intend to capitalize on our founders' business contacts and relationships, we will not acquire potential acquisition candidates from any affiliate of our founders, including Starwood Capital Group and its investment funds. In addition, such affiliates will not serve as a source of financing for us.

  •
  In addition, Mr. Sternlicht has pre-existing fiduciary and contractual obligations to Granahan McCourt Acquisition Corporation, National Golf Properties, Inc. and The Estée Lauder Companies and, pursuant to such obligations, Mr. Sternlicht may be required to present any business opportunity with an enterprise value of $280 million or more to such other entities before presenting such opportunity to us. The following lists the pre-existing fiduciary and contractual obligations of our other officers and directors and the priority with respect to the presentation of business opportunities:

Officer/Director	Affiliated Entities	Priority
Alexandre von Fürstenberg	Arrow Capital Management, LLC and its related investment funds	Mr. von Fürstenberg may be required to present any public company business opportunity with an enterprise value of $280 million or more to Arrow Capital Management's investment funds before presenting such opportunity to us.
Mal Serure	Arrow Capital Management, LLC and its related investment funds
Mr. Serure may be required to present any public company business opportunity with an enterprise value of $280 million or more to Arrow Capital Management's investment funds before presenting such opportunity to us.
David Chu	International Brands Management Group Ltd. DC Design International, LLC Tumi
Mr. Chu may be required to present any business opportunity with an enterprise value of $280 million or more to such other entities before presenting such opportunity to us. Mr. Chu will be required to present any business opportunity, regardless of enterprise value, to International Brands Management Group Ltd. before presenting such opportunity to us.
Harald Ludwig	Lions Gate Entertainment Corp. Macluan Capital Corporation West Fraser Timber Co. Limited Tennenbaum Capital Partners, LLC	Mr. Harald Ludwig may be required to present any business opportunity with an enterprise value of $280 million or more to such other entities before presenting such opportunity to us.

Hamilton South	HL Group	Mr. South may be required to present any business opportunity with an enterprise value of $280 million or more to HL Group before presenting such opportunity to us.
Strauss Zelnick	Blockbuster ZelnickMedia LLC CME, Inc. Direct Holdings Worldwide, Inc. OTX, Inc. Take-Two Interactive Software, Inc. Carver Bancorp, Inc. Reed Elsevier plc Reed Elsevier N.V. Reed Elsevier Group plc	Mr. Zelnick may be required to present any business opportunity with an enterprise value of $280 million or more to such other entities before presenting such opportunity to us.
  •
  Because our founders own shares of our common stock that will be released from escrow only if a business combination is successfully completed and because our founders may own securities that will expire worthless if a business combination is not consummated, our board, whose members are founders, may have a conflict of interest in determining whether a particular target business is appropriate to consummate a business combination. Additionally, members of our management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

  •
  If we were to make a deposit, down payment or fund a "no shop" provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our founders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such founders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business's management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If our officers negotiate to be retained following a business combination as a condition to any potential business combination, their financial interest, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.

        In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our founders has agreed, until the earliest of our business combination, 24 months after the consummation of this offering and such time as he ceases to be an officer or director, to present to us (subject to any pre-existing fiduciary or contractual obligations they may have) for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target business or through other means) in a company that is not publicly traded on a stock exchange or over-the-counter market with an enterprise value of $280 million or higher; however, because we will not complete a business combination with any target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries, our founders will not be required to present to us any such business opportunity. Decisions by us to pursue a particular business opportunity will be made by our board of directors. In accordance with our related person transactions policy and Delaware law, our officers and directors are required to disclose any interest with respect to any transaction involving us. Based on such information and such other information that our board of directors deems appropriate for purposes of evaluating such interest, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one of our directors has a conflict of interest with respect to a business opportunity, the disinterested members of our board of directors will determine whether or not to pursue such business opportunity. If none of our directors are disinterested with respect to a business opportunity, we will not pursue such business opportunity. In addition, the agreement by our officers and directors to present to us certain business opportunities does not impose a time limitation on our board of directors' consideration of such business opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms. Further, the terms on which a particular business opportunity are presented to us may differ from those on which such business opportunity are presented to other entities. In evaluating any business opportunity, our board of directors will devote such time as it determines necessary to properly discharge its fiduciary duties.

        We have excluded the real estate, lodging and/or hospitality, energy, and infrastructure industries from our investment focus because existing investment funds of Starwood Capital Group have been formed for the purpose of targeting investment opportunities in such industries. Such real estate or lodging opportunities could include but are not limited to interests in developable land, golf courses, hotels, apartment or condominium buildings, office, retail, industrial or mixed use properties; opportunities in the energy industry could include but are not limited to interests in electric transmission and distribution, natural gas storage and pipeline, or power-generation assets; and infrastructure investment opportunities could include but are not limited to interests in toll roads, turnpikes, roadways, ports, or other assets or businesses that provide basic services. This exclusion also includes management or brokerage companies related to the operations of target businesses in these industries.

        Additionally, our officers and directors may become principals of future blank check companies formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until the closing of this offering.

        We will not enter into our initial business combination with any entity in which any of our officers, directors or their respective affiliates has a direct equity interest or invest alongside any of our directors or officers or an affiliate of ours or of any of our directors or officers. Following our initial business combination, we will not be subject to the same limitations. We may enter into our initial business combination with a target business in which one of our officers, directors or their respective affiliates own an indirect equity interest. In the event we are considering a target business in which one of our officers, directors or their respective affiliates own an equity interest, such transactions will be approved by the disinterested members of our board of directors.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

        Our amended and restated certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

        Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors' and officers' liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of sponsor warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  all our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock and Warrants
	Before the Offering to Public Stockholders and the Private Placement				As Adjusted for the Public Offering and the Private Placement (3)
Name and Address (1)	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares	Percentage of Common Stock	Number of Warrants	Percentage of Warrants
BSS Third Wave Investors LLC	7,395,939	73.5%	7,395,939	73.5%	6,431,250	14.7%	10,331,250	20.0%
Barry S. Sternlicht (4)	7,395,939	73.5%	7,395,939	73.5%	6,431,250	14.7%	10,331,250	20.0%
Matthew Eby (4)	—	—	—	—	—	—	—	—
Arrow Third Wave LLC	2,465,313	24.5%	2,465,313	24.5%	2,143,750	4.9%	4,093,750	7.9%
Mal Serure (5)	2,465,313	24.5%	2,465,313	24.5%	2,143,750	4.9%	4,093,750	7.9%
Alexandre von Fürstenberg (5)	2,465,313	24.5%	2,465,313	24.5%	2,143,750	4.9%	4,093,750	7.9%
David Chu	50,312	0.5%	50,312	0.5%	43,750	0.1%	43,750	0.1%
Harald Ludwig	50,312	0.5%	50,312	0.5%	43,750	0.1%	43,750	0.1%
Hamilton South	50,312	0.5%	50,312	0.5%	43,750	0.1%	43,750	0.1%
Strauss Zelnick	50,312	0.5%	50,312	0.5%	43,750	0.1%	43,750	0.1%

All directors and officers as a group (eight persons)	10,062,500	100%	10,062,500	100%	8,750,000	20.0%	16,550,000	32.1%

(1)
Unless otherwise indicated, the business address of each of the stockholders is 591 West Putnam Avenue, Greenwich, CT 06830.

(2)
Unless otherwise indicated all ownership is direct beneficial ownership. Assumes no redemption of 1,312,500 units owned by our founders.

(3)
Assumes only the sale of 35,000,000 units in this offering, 7,800,000 warrants in the private placement of sponsor warrants and the redemption of 1,312,500 units owned by our founders, but not the exercise of the 35,000,000 warrants comprising such units and the 7,800,000 sponsor warrants.

(4)
Messrs. Sternlicht and Eby are the sole members of BSS Third Wave Investors LLC, and Mr. Sternlicht has sole voting and dispositive power with respect to the shares of common stock owned by BSS Third Wave Investors LLC. Accordingly, Mr. Sternlicht is deemed to have beneficial ownership of such shares. Because Mr. Eby does not have voting or dispositive power with respect to the shares owned by BSS Third Wave Investors LLC, Mr. Eby is not deemed to have beneficial ownership of such shares. Each of Messrs. Sternlicht and Eby disclaims beneficial ownership of any shares of common stock in which he does not have a pecuniary interest.

(5)
Messrs. von Fürstenberg and Serure are the sole members of Arrow Third Wave LLC and share voting and dispositive power with respect to the shares of common stock owned by Arrow Third Wave LLC. Accordingly, each of Messrs. von Fürstenberg and Serure are deemed to have beneficial ownership of such shares. Each of Messrs. von Fürstenberg and Serure disclaims beneficial ownership of any shares of common stock in which he does not have a pecuniary interest.

        Immediately after this offering, our founders will own 20.0% of the issued and outstanding shares of our common stock. Because of the ownership block held by our founders, our founders may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement of sponsor warrants.

        Our founders and Arrow Capital will place the founder units, sponsor warrants, limit order shares and co-investment units into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the founder units, limit order shares and co-investment units and any underlying securities will not be transferable until the earlier of 180 days following the consummation of our initial business combination and, after the consummation of our initial business combination, the consummation of a transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Subject to similar limited exceptions, the sponsor warrants will not be transferable until the consummation of our initial business combination, at which time such securities will be released from the escrow. Our sponsors may not transfer interests in themselves prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to immediate family of the controlling persons of our sponsors and trusts for estate planning purposes).

        During the escrow period, the holders of these shares, units and warrants and any underlying securities will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our security holders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. However, our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and liquidate, our founders will not receive any portion of the liquidation proceeds with respect to the founder shares. BSS Third Wave and Arrow Capital will agree to vote all limit order shares in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence following our initial business combination, and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to any limit order shares but they will participate in any liquidation distribution with respect to such shares.

        Other than the limit order shares, our founders have no present intention to acquire additional units or shares of our common stock in this offering or in the open market. If our founders were to effect such purchases, their increased number of units or shares would increase their influence over the outcome of matters requiring approval by our stockholders. In the event that our founders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired in favor of our initial business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination and in favor of an extension of our corporate existence to up to 36 months. Accordingly, the purchase of any additional units or shares of our common stock could allow our founders to have an influence on a stockholder vote to approve a business combination. Factors that would be considered by our founders in deciding to make such additional purchases would include consideration of the then-current trading price of our units and shares of common stock.

        Up to 1,312,500 units held by our founders are subject to mandatory redemption, at a redemption price of approximately $0.002 per unit, to the extent the underwriters do not exercise their over-allotment option in full. In accordance with our agreement with the underwriters, we will redeem such founder units from our founders only to the extent required to cause the shares comprising part of our founder units to represent 20% of our outstanding shares after giving effect to this offering and the exercise, if any, of the underwriters' over-allotment option.

        The founder units, limit order shares, co-investment units and sponsor warrants will be subject to lock-up agreements restricting their sale or other transfer until the earlier of:

  •
  180 days following the date of our initial business combination in the case of the founder units, limit order shares and co-investment units and the date of our initial business combination in the case of the sponsor warrants; and

  •
  after the consummation of our initial business combination, the consummation of a transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        During the lock-up period, the holders of these units and warrants will not be able to sell or transfer their securities except to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations or by nature of the laws of descent and distribution upon the death of a founder or pursuant to a qualified domestic relations order (all of whom will be subject to identical lock-up and transfer restrictions), but will retain all other applicable rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends after the consummation of our initial business combination, if declared. If dividends are declared and payable in shares of common stock after the consummation of our initial business combination, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and we liquidate, our founders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Barry S. Sternlicht, Matthew Eby, Mal Serure, Alexandre von Fürstenberg, David Chu, Harald Ludwig, Hamilton South and Strauss Zelnick may each be considered one of our "promoters" as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since inception, we have issued 10,062,500 units to certain of our founders listed below for an aggregate amount of approximately $25,000 in cash, at a purchase price of approximately $0.002 per unit. 1,312,500 of these founder units are mandatorily redeemable by us to the extent the underwriters' over-allotment option is not exercised.

Name	Number of Units	Relationship to Us
BSS Third Wave Investors LLC	7,395,939	Affiliate of Messrs. Sternlicht and Eby
Arrow Third Wave LLC	2,465,313	Affiliate of Messrs. Serure and von Fürstenberg
Harald Ludwig	50,312	Our director
Hamilton South	50,312	Our director
Strauss Zelnick	50,312	Our director
David Chu	50,312	Our director

        Immediately after this offering, our founders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        Immediately prior to the consummation of this offering, we will privately sell 5,850,000 and 1,950,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $7,800,000, to BSS Third Wave and Arrow Third Wave, respectively. The proceeds we receive from the sale of these warrants will be placed in the trust account for the benefit of our public stockholders. The sponsor warrants will have terms and provisions that are identical to the warrants comprising part of the units sold in this offering, except that, until after the consummation of our initial business combination, the sponsor warrants will be placed in escrow and (with the exception of transfers to permitted transferees) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor's permitted transferee. The sponsor warrants and the shares underlying the sponsor warrants will be entitled to registration rights pursuant to the registration rights agreement.

        Prior to the closing of this offering, BSS Third Wave and Arrow Capital will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which they will place limit orders for up to an aggregate of $35,000,000 of our common stock commencing on the later of (1) two business days after we file a preliminary proxy statement relating to our initial business combination and (2) 60 calendar days after termination of the "restricted period" in connection with this offering under Regulation M, and ending on the business day immediately preceding the mailing date for proxy materials related to our initial business combination, or earlier in certain circumstances. Pursuant to such agreement, BSS Third Wave's limit order commitment is for up to $26,250,000 of our common stock and Arrow Capital's limit order commitment is for up to $8,750,000 of our common stock. Subject to applicable law, the limit orders will require BSS Third Wave and Arrow Capital to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by Deutsche Bank Securities Inc., BSS Third Wave and Arrow Capital. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. BSS Third Wave and Arrow Capital will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, BSS Third Wave and Arrow Capital may be able to influence the outcome of our business combination or a proposed extension. BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. BSS Third Wave and Arrow Capital will agree not to sell or transfer any shares of common stock purchased by them pursuant to this agreement until 180 days after we have completed an initial business combination (subject to certain limited exceptions for estate planning purposes), after which time they will be entitled to registration rights pursuant to the registration rights agreement. If none of our shares of common stock can be purchased at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, then BSS Third Wave and Arrow Capital will not be required to purchase any shares under the limit orders.

        Our sponsors will be required to apply any portion of the $35,000,000 not used for open market purchases of common stock to the purchase of co-investment units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions.

        The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

        Our founders and Arrow Capital will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of the consummation of this offering. Our founders and Arrow Capital will be entitled to two demand registration rights and certain "piggy-back" registration rights with respect to the founder units, the sponsor warrants, the limit order shares, the co-investment units and the securities underlying these securities, commencing (1) the 180th day after the consummation of our initial business combination with respect to the founder units, the founder shares, the founder warrants, the shares underlying the founder warrants, the limit order shares, the co-investment units, the co-investment shares, the co-investments warrants and the shares underlying the co-investment warrants, or (2) upon the consummation of our initial business combination with respect to the sponsor warrants and the shares underlying the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

        The founder warrants and sponsor warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available. Our founder warrants and sponsor warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering.

        We intend to pay J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by J.A.W.S. Estates Capital, LLC or its affiliate for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.

        Our sponsors have advanced an aggregate of $200,000 to us as of the date of this prospectus to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX listing fees and legal and accounting fees and expenses. The loans bear interest at an annual rate of 4.25%, compounded semi-annually, and are due on the earlier of June 30, 2008 and the consummation of this offering. The loans will be repaid out of the net proceeds of this offering.

        We will reimburse our founders, subject to board approval, for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by founders will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of our initial business combination, provided there are sufficient funds available for reimbursement after such consummation.

        Other than the $10,000 administrative fee payable to J.A.W.S. Estates Capital, LLC and reimbursable out-of-pocket expenses payable to our founders, no compensation or fees of any kind, including finders' fees, consulting fees or other similar compensation, will be paid to any of our founders or to any of their respective affiliates prior to or with respect to a business combination other than fees more fully described under "Management—Conflicts of Interest."

        Our founders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        After the consummation of a business combination, if any, to the extent our officers remain officers of the resulting business, some of our officers may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

        All ongoing and future transactions between us and any of our founders or their respective affiliates, including loans by our sponsors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by our audit committee or the chairman of our audit committee, in either case who will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee or the chairman of our audit committee determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

        Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors' and officers' liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

DESCRIPTION OF SECURITIES

General

        Our amended and restated certificate of incorporation will authorize us to issue 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Prior to the consummation of this offering, 10,062,500 units (of which 1,312,500 units are subject to mandatory redemption to the extent the underwriters' over-allotment option is not exercised in full) and 7,800,000 warrants will be outstanding, held by five holders of record. No shares of preferred stock are currently outstanding.

Units

    Public Stockholders' Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any security holder having to take any action, may begin to trade separately beginning on the fifth business day (or as soon as practicable thereafter) following the earliest to occur of (1) the expiration or termination of the underwriters' over-allotment option, (2) its exercise in full and (3) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet promptly after the consummation of this offering, which is anticipated to take place three or four business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any security holder of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. The warrants comprising part of the units may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.

    Founder Units

        On November 13, 2007, we issued an aggregate of 10,062,500 units to our founders other than Mr. David Chu, one of our directors, for an aggregate purchase price of $25,000 in cash, or approximately $0.002 per unit. In connection with Mr. Chu's service on our board of directors, on February 13, 2008, our sponsors transferred a total of 50,312 founder units to Mr. Chu at the original issue price of approximately $0.002 per unit. Up to 1,312,500 of these founder units will be mandatorily redeemed by us at the original issue price of approximately $0.002 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them. These units are identical to those sold in this offering, except that:

  •
  our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or any extension of our corporate existence to up to 36 months following the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination within 24 months following the consummation of this offering;

  •
  our founders will not be able to exercise conversion rights with respect to their founder shares;

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  our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founder shares if we fail to consummate a business combination;

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  the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;

  •
  except as described above, the founder warrants will not be redeemable by us so long as they are held by a founder or its permitted transferee; and

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  our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions for estate planning purposes) until 180 days after we consummate our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement.

        The founder warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.

    Co-Investment Units

        BSS Third Wave and Arrow Third Wave will purchase up to an aggregate of $35,000,000 of units for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by BSS Third Wave and Arrow Capital pursuant to the limit orders described in this prospectus. The co-investment units will be identical to the public stockholders' units, except that with the exception of transfers to permitted transferees, the co-investment units, shares and warrants may not be transferred, assigned or sold, and in the case of co-investment warrants, exercised, until 180 days after the completion of our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement.

        The co-investment warrants may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.

Common Stock

    Public Stockholders' Shares

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

        In accordance with each of Articles Fifth and Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended except by the unanimous approval of all of our stockholders), we will proceed with the business combination only if it is approved by a majority of the shares of common stock voted by the public stockholders, an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the outstanding shares of our common stock entitled to vote, and public stockholders owning less than 40% of the shares sold in this offering, both exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of our corporate existence and, accordingly, the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination, and vote against the business combination or the extension (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). We have represented to the underwriters of this offering that we will not seek to amend this provision of our amended and restated certificate of incorporation.

        Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension period or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension period or a proposed business combination with respect to all shares owned by it or its affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension period or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to it some of their shares). By limiting a stockholder's ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction or against an extension period. The limitation on conversion rights by stockholders or "groups" holding more than 10% of the shares included in the units sold in this offering applies to all holders of such shares, including our founders if they purchase such shares in the aftermarket. However, because BSS Third Wave and Arrow Capital have agreed to vote all limit order shares in favor of our business combination, in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, and in favor of an extension period, they will not be able to convert any limit order shares.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors and our directors will be elected by a plurality of the votes cast at an annual meeting. As a result, holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        If we do not consummate a business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, then our corporate existence will terminate and we will take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidation distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our founders have agreed to waive their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founder shares. Our founders have not waived their right to participate in any such liquidation distribution in respect of shares of our common stock purchased in the after-market.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they elect to convert by following the procedures described in the prospectus and voting against the business combination or extension period and the business combination is approved and consummated or the extension period is approved (subject to the limitation described in this prospectus on conversion rights of stockholders or "groups" holding more than 10% of the shares included in the units being sold in this offering). Eligible public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

    Founder Shares

        The shares of common stock included in the founder units are identical to the shares of common stock included in the public units, except that our founders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of approving our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination, or an extension period and consequently will not have conversion rights with respect to the founder shares. However, the voting arrangement does not apply to shares purchased following this offering in the open market by our founders. Our founders may vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders.

        In addition, if we are unable to consummate our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering, our founders will not participate in the liquidation distributions from the trust account with respect to their founder shares.

        The founder shares may not be transferred, assigned or sold (subject to certain limited exceptions for estate planning purposes) until 180 days after the completion of our initial business combination.

    Co-Investment Shares

        The co-investment shares are identical to the public stockholders' shares, except that the co-investment shares may not be transferred, assigned or sold (subject to certain limited exceptions for estate planning purposes) until 180 days after the completion of our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement.

    Limit Order Shares

        The limit order shares will be treated in the same manner as shares of our common stock, except that (1) BSS Third Wave and Arrow Capital will agree to vote all limit order shares in favor of our business combination, in favor of the amendment providing for our prepetual existence and in favor of an extension of our corporate existence to up to 36 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, (2) BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to any limit order shares, and (3) the limit order shares may not be transferred, assigned or sold (subject to certain limited exceptions for estate planning purposes) until 180 days after the completion of our initial business combination, after which time they will be entitled to registration rights pursuant to the registration rights agreement. Holders of limit order shares will participate in any liquidation distribution with respect to such shares.

Preferred Stock

        Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing equity that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

    Public Warrants

        Each warrant offered by this prospectus entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the consummation of a business combination; and

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  one year from the date of the consummation of this offering.

        The warrants will expire five years from the date of the consummation of this offering at 5:00 p.m., New York City time or earlier upon redemption.

        The warrants offered to the public may be exercised, at the holders' option, on a cashless basis or by paying the exercise price in cash. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of each warrant and the "fair market value" by (y) the fair market value; provided that, if the resulting quotient contains a fraction, such quotient will be rounded down to the nearest whole number. The "fair market value" means the average reported last sale price of a share of common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise.

        At any time after the warrants become exercisable, we may call, at our option, the warrants for redemption,

  •
  in whole and not in part,

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  at a price of $0.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

  •
  if, and only if, the reported last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        In addition, we may not redeem the warrants unless the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available from the beginning of the measurement period described above through the date scheduled for redemption.

        If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. There can be no assurance, however, that the trading price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.00 after we call the warrants for redemption.

        The redemption criteria for our warrants have been established to provide warrant holders with adequate notice of redemption and a premium over the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

        The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, nor any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, to the extent warrants are exercised for cash, the warrant exercise price will be paid directly to us and not placed in the trust account.

    Founder Warrants, Sponsor Warrants and Co-Investment Warrants

        The sponsor warrants and the warrants included in the founder units and co-investment units are identical to the warrants included in the units offered by this prospectus, except that:

  •
  the founder warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 for any 20 trading days within any 30 trading day period after consummation of our initial business combination;

  •
  the founder warrants, the sponsor warrants and the co-investment warrants will not be redeemable by us as long as they are held by a founder or its permitted transferee; and

  •
  our founders have agreed not to transfer, assign or sell any of these warrants (including the shares of common stock to be issued upon exercise of these warrants) (subject to certain limited exceptions for estate planning purposes) until 180 days after we consummate our initial business combination in the case of the founder warrants and co-investment warrants and until the consummation of our initial business combination in the case of the sponsor warrants.

        The sponsor warrants and the warrants included in the founder units and co-investment units may not be exercised unless the shares of common stock underlying such warrants are covered by an effective registration statement and a current prospectus is available.

Registration Rights

        Our founders and Arrow Capital will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Our founders and Arrow Capital will be entitled to two demand registration rights and certain "piggy-back" registration rights with respect to the founder units, the sponsor warrants, the limit order shares, the co-investment units and the securities underlying these securities, commencing (1) the 180th day after the consummation of our initial business combination with respect to the founder units, the founder shares, the founder warrants, the shares underlying the founder warrants, the limit order shares, the co-investment units, the co-investment shares, the co-investments warrants and the shares underlying the co-investment warrants, or (2) upon the consummation of our initial business combination with respect to the sponsor warrants and the shares underlying the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

Listing

        We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols "TWV.U", "TWV" and "TWV.WS", respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws

    Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

    Staggered Board of Directors

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

    Special Meetings of Stockholders

        Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors or a duly authorized committee of our board of directors.

    Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

    Amendments to Bylaws

        Our amended and restated certificate of incorporation will provide that our bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of 80% of the voting power of the shares entitled to vote at an election of directors.

Indemnification Matters

        Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

        Our amended and restated certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

        Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors' and officers' liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

        Immediately after this offering, we will have 43,750,000 shares of common stock outstanding, excluding 1,312,500 shares subject to redemption, or 50,312,500 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 35,000,000 shares sold in this offering, or 40,250,000 shares if the underwriters' over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock (including limit order shares) purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,750,000 shares of common stock, or 10,062,500 shares if the underwriters' over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock have been placed in escrow and will not be transferable for a period of 180 days after the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        Additionally, after this offering there will be 7,800,000 warrants outstanding that upon full exercise will result in the issuance of 7,800,000 shares of common stock to the holders of the sponsor warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under "—Registration Rights."

Rule 144

        On November 15, 2007, the SEC adopted amendments to Rule 144. These amendments become effective on February 15, 2008. Under Rule 144 as currently in effect, none of the restricted securities described above may be resold prior to such date. Rule 144, as amended, is described below.

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

        However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition,

Rule 144 does permit reliance on Rule 144 for resales by a securityholder when (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (3) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (4) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the SEC reflecting its status as an entity that is not a shell company.

        Therefore the founder units and the co-investment units, the common stock and warrants included or previously included in such units, the sponsor warrants and the common stock issuable upon exercise of such warrants and any shares of common stock purchased in the open market pursuant to the limit orders could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration Rights

        Our founders and Arrow Capital will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Our founders and Arrow Capital will be entitled to two demand registration rights and certain "piggy-back" registration rights with respect to the founder units, the sponsor warrants, the limit order shares, the co-investment units and the securities underlying these securities, commencing (1) the 180th day after the consummation of our initial business combination with respect to the founder units, the founder shares, the founder warrants, the shares underlying the founder warrants, the limit order shares, the co-investment units, the co-investment shares, the co-investments warrants and the shares underlying the co-investment warrants, or (2) upon the consummation of our initial business combination with respect to the sponsor warrants and the shares underlying the sponsor warrants. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, except as otherwise discussed below, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder, as defined below, that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (C) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (D) is a corporation which operates through a United States branch, and (2) state, local, estate or non-United States tax considerations. This summary assumes that investors will hold our common stock and warrants that comprise the units as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). No ruling from the Internal Revenue Service ("IRS") has been or will be sought regarding any matter discussed herein. There is no direct authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.

        For purposes of this summary, a "United States person" is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A "U.S. Holder" is a beneficial holder of our units, common stock or warrants that is a United States person, and a "Non-U.S. Holder" is a beneficial holder of our units, common stock or warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

Personal Holding Company Status

        We could be subject to additional U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

        Depending on the dates and sizes of our business combinations, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations and pension funds, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%).

General

        Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Holders

        Distributions.    If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants" below.

        Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be treated as so-called qualified dividend income that is subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Consummating a Business Combination—Conversion rights", would prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. There is uncertainty because the Code is unclear and there is no controlling Treasury Regulation or case law authority.

        Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.    A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the disposed of common stock or warrants exceeds one year. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Consummating a Business Combination—Conversion rights", would suspend the running of the applicable holding period for this purpose. There is uncertainty because the Code is unclear and there is no controlling Treasury Regulation or case law authority. A U.S. Holder's initial tax basis in the common stock and warrants generally will equal the U.S. Holder's acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

        Exercise or Lapse of Warrants.    Except as described below with respect to a cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder's tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant should begin on the date following the date of exercise (or possibly on the date of exercise), and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.

        The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder's warrants are surrendered (the "Surrendered Warrants") as the exercise price for other warrants to be exercised (the "Exercised Warrants") as described above under "Description of Securities—Warrants") is uncertain. The law is uncertain because the Code is unclear and there is no controlling Treasury Regulation or case law authority. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which case a holder's tax basis in the common stock received should equal the sum of the U.S. holder's tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder's tax basis in the Surrendered Warrants. In this case, a U.S. holder's tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder's tax basis in the Exercised Warrants.

        The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise should begin on the day following the date of exercise (or possibly on the date of exercise), if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). It is also possible that the holding period for a share of common stock acquired in a cashless exercise might include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

        Constructive Dividends on Warrants.    As discussed under "Dividend Policy" above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Prospective investors are urged to consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

        Conversion of Common Stock.    In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants" above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in the Company or (3) is "not essentially equivalent to a dividend" with respect to the holder.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualified dividend income treatment for distributions received by a non-corporate U.S. Holder.

        Information Reporting and Backup Withholding.    A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

        A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder's income tax liability.

Taxation of Non-U.S. Holders

        Distributions.    Any distributions paid out of our earnings and profits, as determined under United States federal income tax principles (including any deemed distributions treated as a dividend on the warrants, as described in "—Constructive Dividends on Warrants" above), to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants" below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

        A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

        Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.    A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a disposition of our common stock or warrants that is treated as a sale or exchange (and not as a dividend) for U.S. federal income tax purposes, unless we are a "United States real property holding corporation" at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder's holding period. A corporation will be classified as a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

        If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption "Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants." In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally should not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder's holding period. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Prospective investors are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

        Information Reporting and Backup Withholding.    We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

        United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

        Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder's United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

        Deutsche Bank Securities Inc. is acting as bookrunning manager of this offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriter	Number of Units
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Jefferies & Company, Inc.
Total	35,000,000

        The underwriting agreement provides that the obligation of the underwriters to purchase all of the 35,000,000 units being offered to the public is subject to specific conditions, including the registration statement being effective, FINRA approval of the underwriters' compensation and the delivery of legal opinions and an accountant's letter. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 35,000,000 units being offered to the public, other than those covered by the underwriters' over-allotment option described below, if any of these units are purchased.

        We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $             per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed, all selling efforts have been completed and any stabilization arrangements and trading restrictions in connection with the distribution have been terminated.

        After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of a registration statement in order to allow exercise of the publicly traded warrants.

        Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and except for up to 1,312,500 founder units that may be redeemed by us at cost if the underwriters do not exercise their over-allotment option, the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the founder units, limit order shares and co-investment units will not be transferable until 180 days after the consummation of a business combination, at which respective times such securities will be released from escrow. However, if we engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the founder units, limit order shares and co-investment units will no longer apply.

Over-Allotment Option

        We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 5,250,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

Underwriting Discounts and Commissions

        The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option.

	Per Unit	Without Exercise of Over-Allotment Option	With Exercise of Over-Allotment Option
Public offering price	$10.00	$350,000,000	$402,500,000
Discount (1)	0.70	24,500,000	28,175,000

Proceeds before expenses (1)	$9.30	$325,500,000	$374,325,000

(1)
The underwriters have agreed to defer $12,250,000, or $14,087,500 if the underwriters' over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.5% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Deutsche Bank Trust Company Americas, maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

        Upon the consummation of a business combination, the underwriters will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.35 for each share the holder of which elects to exercise its conversion rights described in the section of this prospectus entitled "Proposed Business—Consummating a Business Combination—Conversion rights." If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.

        The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $750,000 and are payable to us.

Pricing of this Offering

        Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us, and were based on our estimate of the capital required to facilitate our initial business combination. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

Price Stabilization and Short Positions

        In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made for an amount not greater than the underwriters' over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

        Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Deutsche Bank Securities Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

        A prospectus in electronic format may be made available by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative will allocate shares to underwriters that may make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

Selling Restrictions

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any cash offer;

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        Each underwriter has represented and agreed that:

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        Each underwriter has represented, warranted and agreed that:

  •
  It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California is passing on the validity of the securities offered in this prospectus. Debevoise & Plimpton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements of Third Wave Acquisition Corp. (a corporation in the development stage) as of December 31, 2007 and for the period from the date of inception (October 26, 2007) to December 31, 2007, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the Financial Statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Third Wave Acquisition Corp.

Index to Financial Statements
December 31, 2007

Report of Independent Registered Public Accounting Firm

To the Stockholders of Third Wave Acquisition Corp.:

        In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Third Wave Acquisition Corp. (a corporation in the development stage) (the "Company") at December 31, 2007 and the results of its operations and its cash flows for the period October 26, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue to date and its business plan is dependant upon completion of adequate financing through a proposed offering. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are discussed in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 7, 2008

Third Wave Acquisition Corp.
(a corporation in the development stage)

Balance Sheet
As of December 31, 2007

Assets
Current asset—cash and cash equivalents	$166,893
Other assets—deferred offering costs	430,815

Total assets	$597,708

Liabilities and Stockholders' Equity
Accrued expenses and other liabilities	$384,354
Note payable—Related parties	200,000

Total liabilities	584,354

Commitments
Stockholders' Equity
Preferred Stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding at December 31, 2007	$—
Common Stock, $0.001 par value; 150,000,000 shares authorized, 10,062,500 shares issued and outstanding at December 31, 2007	10,063
Additional paid-in capital	14,937
Deficit accumulated during the development stage	(11,646)

Total stockholders' equity	13,354

Total liabilities and stockholders' equity	$597,708

The accompanying notes are an integral part of these financial statements.

Third Wave Acquisition Corp.
(a corporation in the development stage)

Statement of Operations
Period from October 26, 2007 (inception) to December 31, 2007

Formation and operating costs	$10,528
Interest expense	1,118

Total expenses	11,646

Net loss	$(11,646)

Loss per common share	$—
Average common shares oustanding
Basic and diluted	10,062,500

The accompanying notes are an integral part of these financial statements.

Third Wave Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders' Equity
Period from October 26, 2007 (inception) to December 31, 2007

	Common Stock			Deficit Accumulated During the Development Stage
			Additonal Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Initial capital from founding stockholders for cash	10,062,500	$10,063	$14,937	$—	$25,000
Net loss				(11,646)	(11,646)

Balance as of December 31, 2007	10,062,500	$10,063	$14,937	$(11,646)	$13,354

The accompanying notes are an integral part of these financial statements.

Third Wave Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows
Period from October 26, 2007 (inception) to December 31, 2007

Cash flows from operating activities:
Net loss	$(11,646)
Change in operating assets and liabilities
Accrued expenses	11,646

Net cash from operating activities	—

Cash flows from financing activities:
Proceeds from note payable—related parties	200,000
Proceeds from sale of units	25,000
Payments for deferred offering costs	(58,107)

Net cash provided by financing activities	166,893

Net increase in cash and cash equivalents	166,893
Beginning balance of cash and cash equivalents	—

Ending balance of cash and cash equivalents	$166,893

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES
Deferred costs included in accrued expenses	$372,708

The accompanying notes are an integral part of these financial statements.

Third Wave Acquisition Corp.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

        Third Wave Acquisition Corp. (the "Company") is a newly organized blank check company incorporated on October 26, 2007 under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more domestic or international operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The Company is considered in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Financial Accounting & Reporting by Development Stage Enterprises" and is subject to the risks associated with development stage entities.

        At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company's formation and the Proposed Offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the "Proposed Offering"), which is discussed in Note 3 below. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The Company anticipates that the initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the Company's net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the Company's net assets held in the trust account (net of taxes and amounts permitted to be disbursed for expenses and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). In no event, however, will the Company acquire less than a controlling interest of a target business (that is, not less than half of the voting equity interests of the target business).

        The Company's efforts in identifying prospective target businesses will not be limited to a particular industry, except that the Company will not effect a business combination with a target business that is engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for growth.

        Approximately 98.5% of the gross proceeds from the Proposed Offering will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company's liquidation. The proceeds in the trust account will include the 3.50% underwriting commissions that are being deferred by the underwriters. Upon consummation of an initial business combination, $12.25 million, which constitutes deferred underwriting discounts and commissions (or approximately $14.088 million if the underwriters' over-allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account, subject to reduction for the Company's stockholders who vote against such business combination and exercise their conversion rights. The proceeds outside of the trust account as well as the interest income of up to $5.95 million (net of taxes payable) earned on the trust account balance that may be released to the Company (as discussed in Note 3 below) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $5.95 million of interest income.

        The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company's initial stockholders, BSS Third Wave Investors LLC, Arrow Third Wave LLC, and the Company's directors (collectively, the "initial stockholders") have agreed to vote the founder shares (as defined in Note 5 below) owned by them immediately before this offering in the same manner in which the majority of the shares of common stock sold as part of the units, whether purchased in the Proposed Offering or in the aftermarket (the "public stock"), are voted. The Company will proceed with an initial business combination only if (i) the business combination is approved by a majority of shares of public stock voted at a duly held stockholders meeting, (ii) an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence is approved by holders of a majority of the Company's outstanding shares of common stock entitled to vote, and (iii) public stockholders owning no more than 40% (minus one share) of the Company's outstanding shares of public stock both vote against the business combination and exercise their conversion rights (the initial stockholders will not have such conversion rights with respect to any founder shares). If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company's corporate life expires, the Company may attempt to effect another business combination.

        If the Company has entered into a definitive agreement relating to an initial business combination within 24 months following the consummation of the Proposed Offering and if the Company anticipates that it may not be able to consummate such business combination within the 24-month period, the Company may seek up to a 12-month extension to complete the initial business combination by calling a special (or annual) meeting of stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension. In connection with the vote required for any such extension, the initial stockholders have agreed to vote their founder shares in the same manner as a majority of the outstanding shares of common stock held by the public stockholders vote. If the Company enters into a definitive agreement near the end of the 24-month period following the consummation of the Proposed Offering, the Company may not have sufficient time to secure the approval of the stockholders and satisfy customary closing conditions.

        If the initial business combination is approved and completed or an extension period is approved, each public stockholder voting against such qualifying business combination or extension period will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting discounts and commissions and interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $5.95 million on the trust account released to fund the Company's expenses). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

        The Company will liquidate and promptly distribute only to the public stockholders in respect of their public stock the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $5.95 million on the balance (net of taxes payable) of the trust account previously released to the Company to fund its expenses, plus any remaining net assets if the Company does not consummate a business combination within 24 months (or up to 36 months if an extension period is approved) after the date of the consummation of the offering. If the Company fails to consummate such business combination within such 24-month (or up to 36-month) period, the Company's amended and restated certificate of incorporation also provides that the Company's corporate existence will automatically cease 24 months (or up to 36 months) from the date of the consummation of the offering except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 3 below).

Going Concern Consideration

        The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a]
Cash and cash equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[b]
Concentration of credit risk:

        Financial instruments that potentially subject to Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

[c]
Net loss per common share:

        Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128 "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity. The effects of the warrants would be anti-dilutive.

[d]
Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[e]
Income taxes:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As at December 31, 2007, these balances are immaterial.

[f]
Deferred offering costs:

        Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to expense if the Proposed Offering is not completed.

[g]
Recent Accounting Pronouncements:

        Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

        The proposed offering calls for the Company to offer for sale 35,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company's common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share commencing on the later of: (i) the completion of the initial business combination, or (ii) 12 months from the date of the consummation of the Proposed Offering. The warrants expire five years from the date of the consummation of the Proposed Offering, unless earlier redeemed. The warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days' notice after the warrants become exercisable, only in the event that the last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which the Company's common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption; provided that a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which the Company sends a redemption notice to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date. The Company may not redeem the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, or other consideration in lieu of physical settlement in shares of the Company's common stock, and therefore, in accordance with EITF 00-19, we will account for the warrants as equity. The holders of warrants do not have the rights or privileges of holders of the Company's common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company's common stock.

        In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

NOTE 4—NOTE PAYABLE TO AFFILIATES AND RELATED PARTY TRANSACTIONS

        The Company borrowed an aggregate of $200,000 in the form of unsecured promissory notes from BSS Third Wave Investors LLC and Arrow Third Wave LLC (collectively, the "sponsors"), on November 13, 2007. Each note bears an interest rate of 4.25% and is payable on the earlier of June 30, 2008 and the consummation of the Proposed Offering by the

Company. Due to the short-term nature of the notes, the fair value of the notes approximated the carrying amount. As of December 31, 2007, $1,118 of interest has been accrued.

        The Company has agreed to pay an aggregate of $10,000 a month for office space and general and administrative services to J.A.W.S. Estates Capital, LLC, an affiliate of Mr. Sternlicht, the Company's Chief Executive Officer and Chairman of the Board. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; and (ii) the liquidation of the Company.

        BSS Third Wave Investors LLC and Arrow Third Wave LLC have committed to purchase an aggregate of 7,800,000 sponsor warrants at $1.00 per warrant (for a total purchase price of $7,800,000) from the Company pursuant to Regulation D. Mr. Sternlicht, the Company's Chief Executive Officer and Chairman of the Board, and Matthew Eby, the Company's Chief Financial Officer and Treasurer, are the sole members of BSS Third Wave Investors LLC. Alexandre von Fürstenberg, the Company's President and a member of the Company's board of directors, and Mal Serure, the Company's Secretary and a member of the Company's board of directors, are the sole members of Arrow Third Wave LLC. These purchases will take place on a private placement basis immediately prior to the closing of the Proposed Offering. BSS Third Wave Investors LLC and Arrow Third Wave LLC will each be permitted to transfer the warrants held by it to other persons or entities with which they are affiliated, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the transferor. Otherwise, these warrants will not be transferable or salable (except as described below) until after the completion of an initial business combination. The sponsor warrants will be non-redeemable so long as they are held by BSS Third Wave Investors LLC or Arrow Third Wave LLC, or their respective permitted transferees. If the sponsor warrants are held by holders other than BSS Third Wave Investors LLC or Arrow Third Wave LLC, or their respective permitted transferees, the sponsor warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Proposed Offering, except that such sponsor warrants are not being registered under the Securities Act of 1933, as amended, and consequently, are subject to transfer restrictions.

        Prior to the closing of the Proposed Offering, BSS Third Wave Investors LLC ("BSS Third Wave") and Arrow Capital Management, LLC ("Arrow Capital") will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which they will place limit orders for up to an aggregate of $35,000,000 of the Company's common stock commencing on the later of (1) two business days after the Company files a preliminary proxy statement relating to the initial business combination and (2) 60 calendar days after termination of the "restricted period" in connection with this offering under Regulation M, and ending on the business day immediately preceding the mailing date for proxy materials related to our initial business combination, or earlier in certain circumstances. Subject to applicable law, the limit orders will require BSS Third Wave and Arrow Capital to purchase any of shares of the Company's common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by Deutsche Bank Securities Inc., BSS Third Wave and Arrow Capital. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. BSS Third Wave and Arrow Capital will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the business combination, in favor of an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence in connection with the business combination, and in favor of an extension of the Company's corporate existence to up to 36 months from the date of the consummation of this offering in the event the Company has entered into a definitive agreement for, but has not yet consummated, a business combination. BSS Third Wave and Arrow Capital will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but they will participate in any liquidation distribution with respect to such shares. BSS Third Wave and Arrow Capital will agree not to sell or transfer any shares of common stock purchased by them pursuant to this agreement until 180 days after the consummation of an initial business combination (subject to certain limited exceptions for estate planning purposes), after which time they will be entitled to registration rights pursuant to the registration rights agreement.

        The sponsors will be required to apply any portion of the $35,000,000 not used for open market purchases of common stock to the purchase of co-investment units from the Company, at a price of $10.00 per unit, immediately prior to the consummation of the initial business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions.

NOTE 5—FOUNDER UNITS

        On November 13, 2007, the sponsors and Messrs. Harald Ludwig, Hamilton South and Strauss Zelnick, each of whom is a member of the Company's board of directors, purchased an aggregate of 10,062,500 founder units for an aggregate amount of $25,000, or approximately $0.002 per unit. In connection with Mr. David Chu's service on our board of directors, on February 13, 2008, our sponsors transferred a total of 50,312 founder units to Mr. Chu at the original issue price of approximately $0.002 per unit. Each founder unit consists of one share of common stock (a "founder share"), and one warrant to purchase a share of common stock (a "founder warrant").

        The founder shares are identical to the shares of common stock included in the units being sold in the Proposed Offering, except that:

  •
  the founder shares are subject to the transfer restrictions described below;

  •
  the initial stockholders have agreed to vote their respective founder shares in the same manner as a majority of shares of public stock are voted in connection with the vote required to approve a business combination, an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence in connection with a business combination, and an extension period;

  •
  the initial stockholders will not be able to exercise conversion rights granted to the public stockholders with respect to the founder shares; and

  •
  the initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founder shares if the Company fails to consummate a business combination.

        The founder warrants are identical to those included in the units being sold in this offering, except that:

  •
  the founder warrants are subject to the transfer restrictions described below;

  •
  the founder warrants may not be exercised unless and until the last sale price of the Company's common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the FINRA OTC Bulletin Board (or successor exchange), equals or exceeds $14.25 per share for any 20 trading days within any 30 trading day period after the consummation of the Company's initial business combination and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available; and

  •
  the founder warrants will not be redeemable by the Company as long as they are held by our initial stockholders or their permitted transferees.

        The initial stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the founder shares or founder warrants until 180 days after the completion of our initial business combination. However, the initial stockholders will be permitted to transfer the founder shares and founder warrants to persons or entities affiliated with the initial stockholders, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial stockholders.

NOTE 6—STOCKHOLDERS' EQUITY

    Preferred Stock

        The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. No shares were issued and outstanding as of December 31, 2007.

    Common Stock

        The authorized number of shares of common stock, par value $0.001 per share, of the Company is 150,000,000. The holders of the common shares are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors. As of December 31, 2007, 10,062,500 shares of common stock were issued and outstanding, of which 1,312,500 shares of common stock are subject to mandatory redemption to the extent that the underwriters' over-allotment option is not exercised in full.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                           , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Third Wave Acquisition Corp.

35,000,000 Units

Deutsche Bank Securities

UBS Investment Bank

Bear, Stearns & Co. Inc.

Jefferies & Company

Prospectus

                           , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$12,357
FINRA registration fee	75,000
American Stock Exchange application and listing fees	70,000
Trustee fee (1)	3,000
Escrow agent fee	3,000
Warrant agent fee	2,500
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Legal fees and expenses	400,000
Miscellaneous expenses (2)	34,143

Total	$750,000

(1)
In addition to the fees charged by American Stock Transfer & Trust Company, as trustee, escrow agent and warrant agent, the registrant will be required to pay to American Stock Transfer & Trust Company a closing fee of $3,500 upon the consummation of this offering and an annual fee of $12,000 for acting as transfer agent of the registrant's securities.

(2)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        Article Ninth of our amended and restated certificate of incorporation provides, in part:

          "The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors."

        Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, prior to the completion of this offering, we intend to obtain directors' and officers' liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

        Pursuant to the Form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   On November 13, 2007, we sold 10,062,500 units to our founders without registration under the Securities Act of 1933, as amended. Up to 1,312,500 of these units will be mandatorily redeemed by us at the original issue price of approximately $0.002 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them. The foregoing units were issued on November 13, 2007, and each of the recipients of such units is an "accredited investor" as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing units were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.002 per unit. On February 13, 2008, our sponsors transferred a total of 50,312 founder units to Mr. David Chu at the original issue price of approximately $0.002 per unit. No underwriting discounts or commissions were paid with respect to such sales. In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder's collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

        (b)   On February 14, 2008, we entered into an amended and restated agreement to sell 7,800,000 warrants to our sponsors without registration under the Securities Act of 1933, as amended. The foregoing warrants will be issued immediately prior to the consummation of this offering, and the recipient of such warrants will be an "accredited investor" as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The warrants will be sold for an aggregate offering price of $7,800,000 at a purchase price of $1.00 per warrant. No underwriting discounts or commissions will be paid with respect to such sales.

        (c)   On February 14, 2008, we entered into an amended and restated agreement to sell up to 3,500,000 units to our sponsors without registration under the Securities Act of 1933, as amended. The foregoing units will be issued upon the consummation of our initial business combination to the extent funds are not otherwise used to purchase shares of our common stock in the open market pursuant to limit orders by BSS Third Wave Investors LLC and Arrow Capital Management, LLC, an affiliate of our other sponsor. The recipient of such units will be an "accredited investor" as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing units will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units will be sold for an aggregate offering price of up to $35,000,000 at a purchase price of $10.00 per unit.

Item 16.    Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which follows the signature page and which is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 4th day of March, 2008.

Third Wave Acquisition Corp.
By:	/s/ MATTHEW EBY
	Name:	Matthew Eby
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 4th day of March, 2008.

Signature	Title

* Barry S. Sternlicht	Chief Executive Officer and Director (Principal Executive Officer)
/s/ MATTHEW EBY Matthew Eby	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Alexandre von Fürstenberg	Director
* Mal Serure	Director
* Harald Ludwig	Director
* Hamilton South	Director
* Strauss Zelnick	Director
* David Chu	Director
By:	/s/ MATTHEW EBY Matthew Eby Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement. (3)
3.1	Form of Amended and Restated Certificate of Incorporation. (3)
3.2	Form of Amended and Restated By-laws. (3)
4.1	Specimen Unit Certificate. (3)
4.2	Specimen Common Stock Certificate. (2)
4.3	Specimen Warrant Certificate. (3)
4.4	Second Amended and Restated Warrant Agreement between American Stock Transfer & Trust Company and the Registrant, dated as of February 14, 2008. (3)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. (3)
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant. (3)
10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Founders. (3)
10.3	Form of Registration Rights Agreement among the Registrant and the Founders. (3)
10.4	Form of Letter Agreement by Barry S. Sternlicht. (2)
10.5	Form of Letter Agreement by Matthew Eby. (2)
10.6	Form of Letter Agreement by Alexandre von Fürstenberg. (2)
10.7	Form of Letter Agreement by Mal Serure. (2)
10.8	Form of Letter Agreement by Harald Ludwig. (2)
10.9	Form of Letter Agreement by Hamilton South. (2)
10.10	Form of Letter Agreement by Strauss Zelnick. (2)
10.11	Founder Unit Subscription Agreement among the Registrant and the Founders, dated November 13, 2007. (1)
10.12	Promissory Note, dated November 13, 2007, issued to BSS Third Wave Investors LLC in the amount of $150,000. (1)
10.13	Promissory Note, dated November 13, 2007, issued to Arrow Third Wave LLC in the amount of $50,000. (1)
10.14	Amended and Restated Sponsor Warrants and Co-Investment Units Subscription Agreement among the Registrant and the Sponsors, dated as of February 14, 2008. (3)
10.15	Form of Administrative Services Agreement, by and between the Company and J.A.W.S. Estates Capital, LLC. (3)
10.16	Form of Letter Agreement by BSS Third Wave Investors LLC. (2)
10.17	Form of Letter Agreement by Arrow Third Wave LLC. (2)
10.18	Form of Letter Agreement by David Chu. (3)
10.19	Form of Indemnification Agreement. (3)
10.20	Form of Letter Agreement among the Registrant, Deutsche Bank Securities Inc. and BSS Third Wave Investors LLC. (3)
10.21	Form of Letter Agreement among the Registrant, Deutsche Bank Securities Inc. and Arrow Capital Management, LLC. (3)
10.22	Form of Rule 10b5-1 Stock Purchase Plan between Deutsche Bank Securities Inc. and BSS Third Wave Investors LLC.
10.23	Form of Rule 10b5-1 Stock Purchase Plan between Deutsche Bank Securities Inc. and Arrow Capital Management, LLC.
14	Code of Ethics. (3)
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). (3)
24.1	Power of Attorney (included on Signature Page). (1)
24.2	Power of Attorney of David Chu. (3)
99.1	Form of Charter of the Audit Committee of the Board of Directors. (3)
99.2	Form of Charter of the Nominating Committee of the Board of Directors. (3)

(1)
Previously filed with Registration Statement on Form S-1 filed by the Registrant on November 20, 2007.

(2)
Previously filed with Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on January 4, 2008.

(3)
Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 filed by the Registrant on February 14, 2008.

QuickLinks

PROSPECTUS SUMMARY
Our Business
Conflicts of Interest; Allocation of Business Combination Opportunities
The Offering
Risks
RISK FACTORS
Risks Related to Our Business
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DILUTION
CAPITALIZATION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF SECURITIES
SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Third Wave Acquisition Corp. Index to Financial Statements December 31, 2007
Report of Independent Registered Public Accounting Firm
Third Wave Acquisition Corp. (a corporation in the development stage) Balance Sheet As of December 31, 2007
Third Wave Acquisition Corp. (a corporation in the development stage) Statement of Operations Period from October 26, 2007 (inception) to December 31, 2007
Third Wave Acquisition Corp. (a corporation in the development stage) Statement of Stockholders' Equity Period from October 26, 2007 (inception) to December 31, 2007
Third Wave Acquisition Corp. (a corporation in the development stage) Statement of Cash Flows Period from October 26, 2007 (inception) to December 31, 2007
Third Wave Acquisition Corp. (a corporation in the development stage) NOTES TO FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX